                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 Schedule 14D-1
                   Tender Offer Statement Pursuant to Section
                14(d)(1) of the Securities Exchange Act of 1934
                                and Schedule 13D
                   Under the Securities Exchange Act of 1934

                       CORT BUSINESS SERVICES CORPORATION
                           (Name of Subject Company)

                              C ACQUISITION CORP.
                          WESCO HOLDINGS MIDWEST, INC.
                          WESCO FINANCIAL CORPORATION
                                   (Bidders)

                     COMMON STOCK, PAR VALUE $.01 PER SHARE
                 CLASS B COMMON STOCK, PAR VALUE $.01 PER SHARE
                         (Title of Class of Securities)

                                  220493-10-0
                     (CUSIP Number of Class of Securities)

                                MARC D. HAMBURG
                                 VICE PRESIDENT
                          WESCO HOLDINGS MIDWEST, INC.
                               1440 KIEWIT PLAZA
                                OMAHA, NE 68131
                                 (402) 346-1400
           (Name, Address, and Telephone Number of Person Authorized
          to Receive Notices and Communications on Behalf of Bidders)

                                   Copies to:
                              MARY ANN LYMAN, ESQ.
                           MUNGER, TOLLES & OLSON LLP
                             355 SOUTH GRAND AVENUE
                             LOS ANGELES, CA  90071
                                 (213) 683-9100

                           CALCULATION OF FILING FEE
------------------------------------------------------------------------------
               TRANSACTION VALUATION*     AMOUNT OF FILING FEE**
------------------------------------------------------------------------------
                    $384,060,942.00            $76,813.00
------------------------------------------------------------------------------
* For purposes of calculating the amount of filing fee only. The amount assumes the purchase of (1) 13,108,569 shares of Common Stock, par value $.01 per share, issued and outstanding as of January 19, 2000, according to the Subject Company, and (2) 983,305 options on the Common Stock issued and outstanding as of January 19, 2000, according to the Subject Company, with an average exercise price of $10.69. According to the Subject Company, no shares of Class B Common Stock, par value $.01 per share, were issued and outstanding as of such date.

**   1/50 of 1% of the transaction value.

[ ] Check box if any part of the fee is offset as provided by Rule 0-11(a)(2) and identify the filing with which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

Amount previously paid:  [_________]  Filing party:  [___________________]

Form or registration no.:  [___________]  Date filed:  [_____________________]

                                     14D-1

Cusip No. 220493-10-0

1.   Names of Reporting Persons

     C Acquisition Corp.

     IRS Identification Nos. Of Above Persons (Entities Only)


2.   Check the Appropriate Box if a Member of a Group   (a) __
                                                        (b) __


3.   SEC Use Only


4.   Source of Funds

     WC

5.   Check Box if Disclosure or Legal Proceedings is Required       __
     Pursuant to item 2(e) or 2(f)


6.   Citizenship or Place of Organization

     Delaware

7.   Aggregate Amount Beneficially Owned by Each Reporting Person

     5,778,518

8.   Check Box if the Aggregate Amount in Row (7) Excludes        __
     Certain Shares


9.   Percent of Class Represented by Amount in Row (7)

     Approximately 44.1%

10.  Type of Reporting Person

     CO

                                     14D-1

Cusip No. 220493-10-0

1.   Names of Reporting Persons

     Wesco Holdings Midwest, Inc.

     IRS Identification Nos. Of Above Persons (Entities Only)


2.   Check the Appropriate Box if a Member of a Group   (a) __
                                                        (b) __


3.   SEC Use Only


4.   Source of Funds

     AF

5.   Check Box if Disclosure or Legal Proceedings is Required       __
     Pursuant to item 2(e) or 2(f)


6.   Citizenship or Place of Organization

     Nebraska

7.   Aggregate Amount Beneficially Owned by Each Reporting Person

     5,778,518

8.   Check Box if the Aggregate Amount in Row (7) Excludes        __
     Certain Shares


9.   Percent of Class Represented by Amount in Row (7)

     Approximately 44.1%

10.  Type of Reporting Person

     CO

                                     14D-1

Cusip No. 220493-10-0

1.   Names of Reporting Persons

     Wesco Financial Corporation

     IRS Identification Nos. Of Above Persons (Entities Only)


2.   Check the Appropriate Box if a Member of a Group   (a) __
                                                        (b) __


3.   SEC Use Only


4.   Source of Funds

     AF

5.   Check Box if Disclosure or Legal Proceedings is Required       __
     Pursuant to item 2(e) or 2(f)


6.   Citizenship or Place of Organization

     Delaware


7.   Aggregate Amount Beneficially Owned by Each Reporting Person

     5,778,518

8.   Check Box if the Aggregate Amount in Row (7) Excludes        __
     Certain Shares


9.   Percent of Class Represented by Amount in Row (7)

     Approximately 44.1%

10.  Type of Reporting Person

     CO

                                     14D-1

Cusip No. 220493-10-0

1.   Names of Reporting Persons

     Berkshire Hathaway Inc.

     IRS Identification Nos. Of Above Persons (Entities Only)


2.   Check the Appropriate Box if a Member of a Group   (a) __
                                                        (b) __


3.   SEC Use Only


4.   Source of Funds

     AF

5.   Check Box if Disclosure or Legal Proceedings is Required       __
     Pursuant to item 2(e) or 2(f)


6.   Citizenship or Place of Organization

     Delaware


7.   Aggregate Amount Beneficially Owned by Each Reporting Person

     5,778,518


8.   Check Box if the Aggregate Amount in Row (7) Excludes        __
     Certain Shares


9.   Percent of Class Represented by Amount in Row (7)

     Approximately 44.1%

10.  Type of Reporting Person

     CO

                                     14D-1

Cusip No. 220493-10-0

1.   Names of Reporting Persons

     OBH, Inc.

     IRS Identification Nos. Of Above Persons (Entities Only)


2.   Check the Appropriate Box if a Member of a Group   (a) __
                                                        (b) __


3.   SEC Use Only


4.   Source of Funds

     AF

5.   Check Box if Disclosure or Legal Proceedings is Required       __
     Pursuant to item 2(e) or 2(f)


6.   Citizenship or Place of Organization

     Delaware

7.   Aggregate Amount Beneficially Owned by Each Reporting Person

     5,778,518

8.   Check Box if the Aggregate Amount in Row (7) Excludes        __
     Certain Shares


9.   Percent of Class Represented by Amount in Row (7)

     Approximately 44.1%

10.  Type of Reporting Person

     CO

                                     14D-1

Cusip No. 220493-10-0

1.   Names of Reporting Persons

     Blue Chip Stamps

     IRS Identification Nos. Of Above Persons (Entities Only)


2.   Check the Appropriate Box if a Member of a Group   (a) __
                                                        (b) __


3.   SEC Use Only


4.   Source of Funds

     AF

5.   Check Box if Disclosure or Legal Proceedings is Required       __
     Pursuant to item 2(e) or 2(f)


6.   Citizenship or Place of Organization

     California

7.   Aggregate Amount Beneficially Owned by Each Reporting Person

     5,778,518

8.   Check Box if the Aggregate Amount in Row (7) Excludes        __
     Certain Shares


9.   Percent of Class Represented by Amount in Row (7)

     Approximately 44.1%

10.  Type of Reporting Person

     CO

                                     14D-1

Cusip No. 220493-10-0

1.   Names of Reporting Persons

     Warren E. Buffett

     IRS Identification Nos. Of Above Persons (Entities Only)


2.   Check the Appropriate Box if a Member of a Group   (a) __
                                                        (b) __


3.   SEC Use Only


4.   Source of Funds

     AF

5.   Check Box if Disclosure or Legal Proceedings is Required       __
     Pursuant to item 2(e) or 2(f)


6.   Citizenship or Place of Organization

     United States citizen

7.   Aggregate Amount Beneficially Owned by Each Reporting Person

     5,778,518

8.   Check Box if the Aggregate Amount in Row (7) Excludes        __
     Certain Shares


9.   Percent of Class Represented by Amount in Row (7)

     Approximately 44.1%

10.  Type of Reporting Person

     IN

     This Tender Offer Statement on Schedule 14D-1 (this "Statement") filed by Wesco Financial Corporation, a Delaware corporation ("Ultimate Parent"), Wesco Holdings Midwest, Inc., a Nebraska corporation ("Parent"), and C Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent and indirect wholly owned subsidiary of Ultimate Parent ("Purchaser"), relates to the offer by Parent and Purchaser to purchase all of the issued and outstanding shares (the "Shares") of Common Stock, par value $.01 per share, and Class B Common Stock, par value $.01 per share, of CORT Business Services Corporation, a Delaware corporation (the "Company"), at a price of $28.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase dated January 21, 2000 (the "Offer to Purchase") and in the related Letter of Transmittal (which together constitute the "Offer"), copies of which are attached hereto as Exhibits (a)(1) and (a)(2) respectively.

     This Tender Offer Statement on Schedule 14D-1 also constitutes a Statement on Schedule 13D with respect to the acquisition by Berkshire Hathaway Inc., OBH, Inc., Blue Chip Stamps, Ultimate Parent, Parent and Purchaser (together, the "Purchaser Entities") and Warren E. Buffett of beneficial ownership of certain Shares pursuant to the Stockholder Agreement and Voting Agreement described in the Offer to Purchase. The item numbers and responses thereto below are in accordance with the requirements of Schedule 14D-1.


ITEM 1.   SECURITY AND SUBJECT COMPANY.

     (a) The name of the subject company is CORT Business Services Corporation, a Delaware corporation, and the address of its principal executive offices is 11250 Waples Mill Road, Fairfax, Virginia 22030.

     (b) The classes of securities to which this statement relates are the Common Stock, par value $.01 per share, and Class B Common Stock, par value $.01 per share, of the Company. The information set forth in the "Introduction" and
Section 1 ("Terms of the Offer") of the Offer to Purchase is incorporated herein by reference.

     (c) The information concerning the principal market in which the Shares are traded and certain high and low sales prices for the Shares in such principal market is set forth in Section 6 ("Price Range of Shares; Dividends") of the Offer to Purchase and is incorporated herein by reference.

ITEM 2.   IDENTITY AND BACKGROUND.

     (a)-(d); (g) This Statement is filed by Ultimate Parent, Parent and Purchaser. The information concerning the name, state or other place of organization, principal business and address of the principal office of the Purchaser Entities and Mr. Buffett, and the information concerning the name, business address, present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment or occupation is conducted, material occupations, positions, offices or employments during the last five years and citizenship of Mr. Buffett and each of the executive officers and directors of each Purchaser Entity is set forth in the "Introduction" and Section 9 ("Certain Information Concerning Purchaser, Parent, Ultimate Parent and Other Purchaser Entities") and in
Schedule I of the Offer to Purchase and is incorporated herein by reference.

     (e); (f) During the last five years, none of the Purchaser Entities or Mr. Buffett, nor, to the best knowledge of any of the Purchaser Entities or Mr. Buffett, any of the directors or executive officers of any of the Purchaser Entities has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which any such person was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting activities subject to, federal or state securities laws or finding any violation of such laws.

ITEM 3.   PAST CONTACTS, TRANSACTIONS OR NEGOTIATIONS WITH THE SUBJECT COMPANY.

     (a)-(b) The information set forth in the "Introduction," Section 9 ("Certain Information Concerning Purchaser, Parent, Ultimate Parent and Other Purchaser Entities"), Section 11 ("Background of the Offer; Contacts with the Company; the Merger Agreement, Stockholder Agreement and Voting Agreement"), and
Section 12 ("Purpose of the Offer and the Merger; Plans for the Company; Stockholder Approval and Appraisal Rights") of the Offer to Purchase is incorporated herein by reference.

ITEM 4.   SOURCE AND AMOUNT OF FUNDS OR OTHER CONSIDERATION.

     (a)-(b) The information set forth in Section 10 ("Source and Amount of Funds") of the Offer to Purchase is incorporated herein by reference.

     (c)  Not applicable.

ITEM 5.   PURPOSE OF THE TENDER OFFER AND PLANS OR PROPOSALS OF THE BIDDERS.

     (a)-(e) The information set forth in the "Introduction," Section 6 ("Price Range of Shares; Dividends"), Section 11 ("Background of the Offer; Contacts with the Company; the Merger Agreement, the Stockholder Agreement and Voting Agreement"), Section 12 ("Purpose of the Offer and the Merger; Plans for the Company; Stockholder Approval and Appraisal Rights"), and Section 13 ("Dividends and Distributions") of the Offer to Purchase is incorporated herein by reference.

     (f)-(g) The information set forth in Section 7 ("Effect of the Offer on Market for the Shares, Stock Exchange Listing, and Exchange Act Registration") of the Offer to Purchase is incorporated herein by reference.


ITEM 6.   INTEREST IN SECURITIES OF THE SUBJECT COMPANY.

     (a)-(b) The information set forth in the "Introduction," Section 9 ("Certain Information Concerning Purchaser, Parent, Ultimate Parent and Other Purchaser Entities") and Section 11 ("Background of the Offer; Contacts with the Company; the Merger Agreement, Stockholder Agreement and Voting Agreement") of the Offer to Purchase is incorporated herein by reference.

ITEM 7. CONTRACTS, ARRANGEMENTS, UNDERSTANDINGS OR RELATIONSHIPS WITH RESPECT TO THE SUBJECT COMPANY'S SECURITIES.

     The information set forth in the "Introduction," Section 9 ("Certain Information Concerning the Purchaser, Parent, Ultimate Parent and Other Purchaser Entities"), and Section 11 ("Background of the Offer; Contacts with the Company; the Merger Agreement, Stockholder Agreement and Voting Agreement"), and Section 12 ("Purpose of the Offer and the Merger; Plans for the Company; Stockholder Approval and Appraisal Rights") of the Offer to Purchase is incorporated herein by reference.

ITEM 8.   PERSONS RETAINED, EMPLOYED OR TO BE COMPENSATED.

     The information set forth in the "Introduction" and Section 16 ("Fees and Expenses") of the Offer to Purchase is incorporated herein by reference.

ITEM 9.   FINANCIAL STATEMENTS OF CERTAIN BIDDERS.

     Not applicable.

ITEM 10.  ADDITIONAL INFORMATION.

     (a) The information set forth in the "Introduction," and Section 11 ("Background of the Offer; Contracts with the Company; the Merger Agreement, Stockholder Agreement and Voting Agreement") of the Offer to Purchase is incorporated herein by reference.

     (b)-(c) The information set forth in Section 15 ("Certain Legal Matters and Regulatory Approvals") of the Offer to Purchase is incorporated herein by reference.

     (d) The information set forth in Section 7 ("Effect of the Offer on Market for the Shares, Stock Exchange Listing, and Exchange Act Registration") of the Offer to Purchase is incorporated herein by reference.

     (e)    Not applicable.

     (f) The information set forth in the Offer to Purchase and Letter of Transmittal and the Merger Agreement, dated as of January 14, 2000, among Ultimate Parent, Parent, Purchaser and the Company, copies of which are attached as Exhibits (a)(1), (a)(2) and (c)(1), is incorporated herein by reference.


ITEM 11.  MATERIAL TO BE FILED AS EXHIBITS.


     (a)(1)    Offer to Purchase, dated January 21, 2000.

     (a)(2)    Letter of Transmittal with respect to the Shares.

     (a)(3) Form of letter, dated January 21, 2000, to brokers, dealers, commercial banks, trust companies and nominees.

     (a)(4) Form of letter, dated January 21, 2000, to clients to be used by brokers, dealers, commercial banks, trust companies and nominees.

     (a)(5)    Notice of Guaranteed Delivery.

     (a)(6) Press Release issued by the Company and Ultimate Parent on January 14, 2000 (filed as Exhibit 99.1 to the Current Report on Form 8-K filed by Wesco Financial Corporation on January 19, 2000 and incorporated herein by reference).

     (a)(7) Press Release issued by the Company and Ultimate Parent on January 21, 2000.

     (a)(8)    Form of newspaper advertisement, dated January 21, 2000.

     (a)(9)    IRS Guidelines to Substitute Form W-9.

     (c)(1) Agreement and Plan of Merger, dated as of January 14, 2000, by and among the Ultimate Parent, Parent, Purchaser and the Company (filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Wesco Financial Corporation on January 19, 2000 and incorporated herein by reference).

     (c)(2) Stockholder Agreement, dated as of January 14, 2000, among Parent, Purchaser and Citicorp Venture Capital, Ltd. (filed as
               Exhibit 2.2 to the Current Report on Form 8-K filed by Wesco Financial Corporation on January 19, 2000 and incorporated herein by reference).

     (c)(3) Voting Agreement, dated as of January 14, 2000, among Parent, Purchaser and Robert N. Pokelwaldt (filed as Exhibit 2.3 to the Current Report on Form 8-K filed by Wesco Financial Corporation on January 19, 2000 and incorporated herein by reference).

     (d)       Not applicable.

     (e)       Not applicable.

     (f)       Not applicable.


     There is also filed as an exhibit hereto the agreement to file Schedule 13D jointly, as required by Rule 13d-1(k).

                                   SIGNATURE


          After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this Tender Offer Statement on
Schedule 14D-1 is true, complete and correct.

Dated:    January 21, 2000


                              C Acquisition Corp.


                              By: /s/ Marc D. Hamburg
                                 ________________________
                              Name: Marc D. Hamburg
                              Title: Secretary and Treasurer




                              Wesco Holdings Midwest, Inc.


                              By: /s/ Marc D. Hamburg
                                 ________________________
                              Name: Marc D. Hamburg
                              Title: Secretary and Treasurer




                              Wesco Financial Corporation


                              By: /s/ Jeffrey L. Jacobson
                                 ---------------------------
                              Name: Jeffrey L. Jacobson
                              Title: Vice President and
                                     Chief Financial Officer

          After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this Statement on Schedule 13D is true, complete and correct.

Dated:    January 21, 2000

                              C Acquisition Corp.


                              By: /s/ Marc D. Hamburg
                                 ________________________
                              Name: Marc D. Hamburg
                              Title:  Secretary and Treasurer



                              Wesco Holdings Midwest, Inc.


                              By: /s/ Marc D. Hamburg
                                 ________________________
                              Name: Marc D. Hamburg
                              Title: Secretary and Treasurer



                              Wesco Financial Corporation


                              By: /s/ Jeffrey L. Jacobson
                                 ---------------------------
                              Name: Jeffrey L. Jacobson
                              Title: Vice President and
                                     Chief Financial Officer


                              Blue Chip Stamps


                              By: /s/ Jeffrey L. Jacobson
                                 ---------------------------
                              Name: Jeffrey L. Jacobson
                              Title: Vice President and
                                     Chief Financial Officer


                              OBH, Inc.


                              By: /s/ Marc D. Hamburg
                                 ________________________
                              Name: Marc D. Hamburg
                              Title: Vice President and Treasurer



                              Berkshire Hathaway Inc.


                              By: /s/ Marc D. Hamburg
                                 ________________________
                              Name: Marc D. Hamburg
                              Title: Vice President and Treasurer


                              /s/ Warren E. Buffett
                              _____________________________
                              Warren E. Buffett

                   Exhibit Required by Item 7 of Schedule 13D


                                   AGREEMENT

          The undersigned persons hereby agree that reports on Schedule 13D, and any amendments thereto, including such reports made by or as part of a Tender Offer Statement on Schedule 14D-1, may be filed in a single statement on behalf of all such persons, and further, each such person designates Marc D. Hamburg as its agent and attorney-in-fact for the purpose of executing any and all such reports required to be made by it with the Securities and Exchange Commission.

Dated:  January 21, 2000


Wesco Financial Corporation   Wesco Holdings Midwest, Inc.


By: /s/ Jeffrey L. Jacobson   By: /s/ Marc D. Hamburg
  __________________________    __________________________
Its: Vice President and       Its: Secretary and
     Chief Financial Officer       Treasurer
   _________________________      ________________________


C Acquisition Corp.           Berkshire Hathaway Inc.


By: /s/ Marc D. Hamburg       By: /s/ Marc D. Hamburg
   ___________________           ___________________

Its: Secretary and            Its: Vice President and
     Treasurer                     Treasurer
     ___________________          ___________________



OBH, Inc.                     Blue Chip Stamps


By: /s/ Marc D. Hamburg       By: /s/ Jeffrey L. Jacobson
   ___________________           __________________________
Its: Vice President and       Its: Vice President and
     Treasurer                     Chief Financial Officer
    ___________________           _________________________


/s/ Warren E. Buffett
____________________
Warren E. Buffett

                                                                  EXHIBIT (a)(1)


                          Offer to Purchase for Cash
        All Outstanding Shares of Common Stock and Class B Common Stock

                                      of

                      CORT Business Services Corporation

                                      at

                             $28.00 Net Per Share

                                      by

                              C Acquisition Corp.
                         a Wholly-Owned Subsidiary of
                         Wesco Holdings Midwest, Inc.
                  and an Indirect Wholly-Owned Subsidiary of
                          Wesco Financial Corporation


 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
      TIME, ON THURSDAY, FEBRUARY 17, 2000, UNLESS THE OFFER IS EXTENDED.


  THE OFFER IS BEING MADE PURSUANT TO AN AGREEMENT AND PLAN OF MERGER, DATED AS OF JANUARY 14, 2000, BY AND AMONG WESCO FINANCIAL CORPORATION, A DELAWARE CORPORATION ("ULTIMATE PARENT"), WESCO HOLDINGS MIDWEST, INC., A NEBRASKA CORPORATION AND A WHOLLY-OWNED SUBSIDIARY OF ULTIMATE PARENT ("PARENT"),
C ACQUISITION CORP., A DELAWARE CORPORATION AND A WHOLLY-OWNED SUBSIDIARY OF PARENT ("PURCHASER") AND CORT BUSINESS SERVICES CORPORATION, A DELAWARE CORPORATION (THE "COMPANY"). THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY DETERMINED THAT EACH OF THE OFFER AND THE MERGER DESCRIBED HEREIN IS FAIR TO AND IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS (THE "STOCKHOLDERS"), HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE OFFER AND THE MERGER, AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS ACCEPT THE OFFER AND TENDER ALL OF THEIR SHARES PURSUANT THERETO.

  THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THERE BEING VALIDLY TENDERED, AND NOT WITHDRAWN PRIOR TO THE EXPIRATION DATE (AS DEFINED HEREIN), THAT NUMBER OF SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE, AND CLASS B COMMON STOCK, PAR VALUE $.01 PER SHARE (TOGETHER, THE "COMMON STOCK"), OF THE COMPANY WHICH (TOGETHER WITH ANY SHARES OWNED BY PARENT, PURCHASER OR THEIR AFFILIATES) CONSTITUTES A MAJORITY OF THE SHARES OF COMMON STOCK OUTSTANDING ON A FULLY DILUTED BASIS ON THE DATE SHARES ARE ACCEPTED FOR PAYMENT (THE "MINIMUM CONDITION"). PURCHASER AND PARENT, IN THEIR DISCRETION, MAY WAIVE THIS CONDITION UNDER CERTAIN CIRCUMSTANCES. THE OFFER IS ALSO SUBJECT TO OTHER TERMS AND CONDITIONS SET FORTH IN THIS OFFER TO PURCHASE. THE OFFER IS NOT SUBJECT TO A FINANCING CONDITION. SEE "SECTION 14 --CONDITIONS OF THE OFFER."

                                   IMPORTANT

  Any Stockholder desiring to tender all or any portion of his shares (the "Shares") of Common Stock should either (1) complete and sign the Letter of Transmittal or a facsimile thereof in accordance with the instructions in the Letter of Transmittal, and mail or deliver the Letter of Transmittal or such facsimile with his certificate(s) for the tendered Shares and any other required documents to the Depositary, (2) follow the procedure for book-entry tender of Shares set forth in Section 3 of this Offer to Purchase, or (3) request such Stockholder's broker, dealer, commercial bank, trust company or other nominee to effect the transaction for such Stockholder. Stockholders having Shares registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such broker, dealer, commercial bank, trust company or other nominee if they desire to tender such Shares.

  A Stockholder who desires to tender Shares and whose certificates for such Shares are not immediately available, or who cannot comply with the procedure for book-entry transfer on a timely basis, may tender such Shares by following the procedures for guaranteed delivery set forth in Section 3 of this Offer to Purchase.

  Questions and requests for assistance may be directed to the Information Agent at its address and telephone number set forth on the back cover of this Offer to Purchase. Requests for additional copies of this Offer to Purchase and the Letter of Transmittal may be directed to the Information Agent or to brokers, dealers, commercial banks or trust companies.

                               ----------------

January 21, 2000

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
 INTRODUCTION..............................................................   1

 THE TENDER OFFER..........................................................   4
     1. Terms of the Offer................................................    4
     2. Acceptance for Payment and Payment for Shares.....................    5
     3. Procedure for Tendering Shares....................................    6
     4. Withdrawal Rights.................................................    8
     5. Certain Federal Income Tax Consequences of the Offer and the
         Merger...........................................................    9
     6. Price Range of Shares; Dividends..................................   10
     7. Effect of the Offer on Market for the Shares, Stock Exchange
         Listing, and Exchange Act Registration...........................   10
     8. Certain Information Concerning the Company........................   11
     9. Certain Information Concerning Purchaser, Parent, Ultimate Parent
         and Other Purchaser Entities.....................................   13
    10. Source and Amount of Funds........................................   14
    11. Background of the Offer; Contacts with the Company; the Merger
         Agreement, Stockholder Agreement and Voting Agreement............   14
    12. Purpose of the Offer and the Merger; Plans for the Company;
         Stockholder Approval and Appraisal Rights........................   27
    13. Dividends and Distributions.......................................   29
    14. Conditions of the Offer...........................................   29
    15. Certain Legal Matters and Regulatory Approvals....................   30
    16. Fees and Expenses.................................................   32
    17. Miscellaneous.....................................................   32

 Schedule I Information Concerning the Directors and Executive Officers of
          Purchaser, Parent, Ultimate Parent and the Other Purchaser
          Entities

To the Holders of Common Stock of
CORT BUSINESS SERVICES CORPORATION:

                                 INTRODUCTION

  C Acquisition Corp., a Delaware corporation (the "Purchaser"), a wholly-owned subsidiary of Wesco Holdings Midwest, Inc., a Nebraska corporation ("Parent"), and an indirect wholly-owned subsidiary of Wesco Financial Corporation, a Delaware corporation ("Ultimate Parent"), hereby offers to purchase all of the outstanding shares ("Shares") of Common Stock, par value $.01 per share, and Class B Common Stock, par value $.01 per share (together, the "Common Stock"), of CORT Business Services Corporation, a Delaware corporation (the "Company"), at a price of $28.00 per Share, without interest thereon, net to the seller in cash (the "Offer Price"), upon the terms and subject to the conditions set forth in this Offer to Purchase and in the related Letter of Transmittal (which, as amended and supplemented from time to time, together constitute the "Offer").

  The Offer is being made pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 14, 2000, among the Company, Ultimate Parent, Parent and Purchaser. The Merger Agreement provides that, among other things, as soon as practicable after the purchase of Shares pursuant to the Offer and the satisfaction or, if permissible, waiver of the conditions set forth in the Merger Agreement, including the purchase of Shares pursuant to the Offer (sometimes referred to herein as the "consummation" of the Offer) and the adoption of the Merger Agreement by the Stockholders (if required by applicable law) in accordance with the relevant provisions of the General Corporation Law of the State of Delaware, as amended (the "DGCL"), Purchaser will be merged with and into the Company. Following consummation of the Merger, the Company will continue as the surviving corporation (the "Surviving Corporation") and will be a direct wholly owned subsidiary of Parent. The purpose of the Offer and the Merger is to facilitate the acquisition of all of the Shares for cash and thereby enable Parent to own 100% of the Shares. At the effective time of the Merger (the "Effective Time"), each Share issued and outstanding immediately prior to the Effective Time held by the Stockholders will be canceled and, subject to appraisal rights under the DGCL, converted automatically into the right to receive $28.00 in cash, or, in the event any higher price is paid in the Offer, such higher price (the "Merger Consideration"), without interest. The Merger Agreement is more fully described in "Section 11--Background of the Offer; Contacts with the Company; the Merger Agreement, Stockholder Agreement and Voting Agreement." Stockholders who hold their Shares at the time of the Merger and who fully comply with the statutory dissenters' procedures set forth in the DGCL will be entitled to dissent from the Merger and have the fair value of their Shares (which may be more than, equal to, or less than the Merger Consideration) judicially determined and paid to them in cash pursuant to the procedures prescribed by the DGCL. DISSENTERS' RIGHTS ARE AVAILABLE ONLY IN CONNECTION WITH THE MERGER AND NOT IN CONNECTION WITH THE OFFER. SEE "SECTION 12--PURPOSE OF THE OFFER AND THE MERGER; PLANS FOR THE COMPANY; STOCKHOLDER APPROVAL AND APPRAISAL RIGHTS."

  THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY DETERMINED THAT EACH OF THE OFFER AND THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS, HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE OFFER AND THE MERGER (COLLECTIVELY, THE "TRANSACTIONS"), AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS ACCEPT THE OFFER AND TENDER ALL OF THEIR SHARES PURSUANT THERETO.

  The Company has advised Parent that SunTrust Equitable Securities Corporation, the Company's financial advisor ("Suntrust"), has delivered to the Company its written opinion, dated January 14, 2000, to the effect that, as of such date, the consideration to be received by the Stockholders in the Offer and the Merger is fair, from a financial point of view, to the Stockholders. A copy of the written opinion of SunTrust is contained in the Company's Solicitation/Recommendation Statement on Schedule 14d-9 (the "Schedule 14d-9") filed with the

Securities and Exchange Commission (the "SEC") in connection with the Offer, a copy of which is being furnished to the Stockholders concurrently with this Offer to Purchase.

  Simultaneously with entering into the Merger Agreement, Parent and Purchaser also entered into (i) a Stockholder Agreement with Citicorp Venture Capital Ltd. ("CVC"), dated as of January 14, 2000 (the "Stockholder Agreement"), pursuant to which CVC (a) agreed to tender all Shares owned by it (the "CVC Shares," which equal approximately 44% of the outstanding Shares) in the Offer and (b) granted Parent and Purchaser an option, exercisable under certain circumstances, to purchase all Shares owned by it at the price per share paid in the Offer, and (ii) a Voting Agreement with the trustee of the voting trust into which CVC has deposited the CVC Shares, pursuant to which such trustee has agreed to vote the CVC Shares in favor of the Merger Agreement and the Merger and against any Takeover Proposal (as defined below). See "Section 11-- Background of the Offer; Contacts with the Company; the Merger Agreement, Stockholder Agreement and Voting Agreement."

  THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THERE BEING VALIDLY TENDERED, AND NOT WITHDRAWN PRIOR TO THE EXPIRATION DATE (AS DEFINED HEREIN), THAT NUMBER OF SHARES OF COMMON STOCK WHICH (TOGETHER WITH ANY SHARES OWNED BY PARENT, PURCHASER OR THEIR AFFILIATES) CONSTITUTES A MAJORITY OF THE SHARES OF COMMON STOCK OUTSTANDING ON A FULLY DILUTED BASIS ON THE DATE SHARES ARE ACCEPTED FOR PAYMENT (THE "MINIMUM CONDITION"). PURCHASER AND PARENT MAY WAIVE THIS CONDITION. THE OFFER IS ALSO SUBJECT TO OTHER TERMS AND CONDITIONS SET FORTH IN THIS OFFER TO PURCHASE, AS DESCRIBED IN "SECTION 14--CONDITIONS TO THE OFFER."

  The consummation of the Merger is subject to the satisfaction or waiver of certain conditions, including (if required by the DGCL) the adoption of the Merger Agreement by the affirmative vote of a majority of the votes cast by all Stockholders entitled to vote thereon. Under the DGCL and pursuant to the Company's Certificate of Incorporation, the affirmative vote of the holders of a majority of the outstanding Shares is the only vote that would be necessary to adopt the Merger Agreement at any required meeting of Stockholders. If the Minimum Condition is satisfied and as a result of the purchase of Shares by Purchaser pursuant to the Offer, Purchaser and its affiliates own at least a majority of the outstanding Shares, Purchaser will be able to effect the Merger without the affirmative vote of any other Stockholder.

  If Purchaser acquires, pursuant to the Offer, at least 90% of the then issued and outstanding Shares, under the DGCL, Purchaser's board of directors will be able to adopt a plan of merger to effect the Merger without a vote of Stockholders, pursuant to Section 253 of the DGCL (a "Short-Form Merger"). If Purchaser does not acquire at least 90% of the then issued and outstanding Shares pursuant to the Offer, a vote of the Stockholders will be required under the DGCL to effect the Merger, and a significantly longer period of time will be required to effect the Merger. Parent, Purchaser and the Company have agreed to take all necessary and appropriate action to cause the Merger to become effective as promptly as practicable after the consummation of the Offer.

  Pursuant to the Merger Agreement, Purchaser will extend the Offer at any time up to 40 days in the aggregate, in one or more periods of not more than 10 business days, if, at the initial expiration date of the Offer or any extension thereof, any condition to the Offer is not satisfied or waived; provided that the Purchaser will not be required to extend the Offer as provided herein unless (i) each such condition is reasonably capable of being satisfied and (ii) the Company is in material compliance with all of its covenants under the Merger Agreement.

  In addition, Purchaser may, without the consent of the Company, (a) extend the Offer for up to an additional 40 days, in one or more periods of not more than 10 business days, if any condition to the Offer is not satisfied or waived and (b) if, on the expiration date of the Offer, the Shares validly tendered and not withdrawn pursuant to the Offer equal at least 75% of the outstanding Shares but less than 90% of the outstanding Shares on a fully-diluted basis, extend the Offer on one occasion for up to 10 business days notwithstanding that all the conditions to the Offer have been satisfied so long as (i) Purchaser irrevocably waives the satisfaction of any of the conditions to the Offer (other than in the case of the first condition set forth in "Section 14--Conditions to the Offer," the occurrence of any statute, rule, regulation, judgment, order or preliminary or permanent injunction making illegal or prohibiting the consummation of the Offer (a "Prohibition")) that subsequently may not be satisfied during any such extension of the Offer. In addition, the Offer Price may be increased and the Offer may be extended to the extent required by law in connection with such increase in each case without the consent of the Company.

  According to the Company, as of January 19, 2000 there were 13,108,569 Shares issued and outstanding, held by approximately 177 holders of record and 1500 beneficial owners. As of such date, no shares of Class B Common Stock were issued and outstanding. Based on the issued and outstanding Shares as of January 19, 2000 (which number is subject to increase upon the exercise of outstanding options to purchase Shares), the Minimum Condition would be satisfied if at least 7,216,563 Shares are tendered in the Offer and not withdrawn prior to the close of the Offer, or at least 1,438,045 Shares in addition to the CVC Shares are so tendered and not withdrawn. Based on such number of issued and outstanding Shares, Purchaser would be able to effect a Short-Form Merger if 11,797,713 Shares were validly tendered in the Offer and not withdrawn prior to the close of the Offer.

  Tendering Stockholders who tender Shares directly will not be obligated to pay brokerage fees or commissions or, subject to Instruction 6 of the Letter of Transmittal, stock transfer taxes, if any, with respect to the purchase of Shares by Purchaser pursuant to the Offer. However, any tendering Stockholder or other payee who fails to complete and sign the Substitute Form W-9 included in the Letter of Transmittal may be subject to required backup federal income tax withholding of 31% of the gross proceeds payable to such Stockholder or other payee pursuant to the Offer. Purchaser will pay all charges and expenses of American Stock Transfer & Trust Company, as Depositary (the "Depositary") and Georgeson Shareholder Communications Inc., as Information Agent (the "Information Agent") in connection with the Offer. See "Section 16--Fees and Expenses."

  THIS OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER.

                               THE TENDER OFFER

  1. Terms of the Offer. Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of such extension or amendment), Purchaser will accept for payment, and pay for, all Shares validly tendered on or prior to the Expiration Date (as herein defined) and not withdrawn as permitted by Section 4 hereof. The term "Expiration Date" means 12:00 Midnight, New York City time, on February 17, 2000, unless and until Purchaser, in accordance with the terms of the Merger Agreement, extends the period for which the Offer is open, in which event the term "Expiration Date" will mean the latest time and date on which the Offer, as so extended, expires.

  Purchaser expressly reserves the right, in its sole discretion (but subject to the terms and conditions of the Merger Agreement), at any time and from time to time, to extend for any reason the period of time during which the Offer is open and to delay acceptance for payment of, and payment for, any Shares, including as a result of the occurrence of any of the events specified in Section 14 hereof, by giving oral or written notice of such extension to the Depositary and by making a public announcement thereof, as described below. During any such extension, all Shares previously tendered and not withdrawn will remain subject to the Offer, subject to the right of a tendering stockholder to withdraw his Shares. See "Section 4--Withdrawal Rights."

  Subject to the applicable rules and regulations of the SEC, Purchaser also expressly reserves the right, in its sole discretion (but subject to the terms and conditions of the Merger Agreement), at any time and from time to time,
(1) to delay acceptance for payment of or, regardless of whether such Shares were theretofore accepted for payment, payment for, any Shares, pending receipt of any regulatory approval specified in "Section 15--Certain Legal Matters and Regulatory Approvals," (2) to terminate the Offer and not accept for payment any Shares if any of the conditions referred to in Section 14 have not been satisfied or upon the occurrence of any of the events specified in
Section 15, and (3) to waive any condition or otherwise amend the Offer in any respect, in each case, by giving oral or written notice of such delay, termination, waiver or amendment to the Depositary and by making a public announcement thereof.

  The Merger Agreement provides that Purchaser shall not (i) decrease the price per Share payable pursuant to the Offer or the number of Shares sought,
(ii) amend the conditions to the Offer set forth in Annex A to the Merger Agreement, or (iii) impose conditions to the Offer in addition to those set forth in Annex A to the Merger Agreement, without the prior written consent of the Company.

  Notwithstanding the foregoing, Purchaser is entitled to and will extend the Offer at any time up to 40 days in the aggregate, in one or more periods of not more than 10 business days, if at the initial expiration date of the Offer, or any extension thereof, any condition to the Offer is not satisfied or waived, provided that Purchaser is not required to so extend the Offer unless (i) each such condition is reasonably capable of being satisfied and
(ii) the Company is in material compliance with all of its covenants under the Merger Agreement. In addition, if Purchaser and Parent are not in material breach of the Merger Agreement, Purchaser may, without the consent of the Company, extend the Offer for up to an additional 40 days, in one or more periods of not more than 10 business days, if any condition to the Offer is not satisfied or waived and such condition is reasonably capable of being satisfied. If, on the expiration date of the Offer, the Shares validly tendered and not withdrawn pursuant to the Offer equal at least 75% of the outstanding Shares but less than 90% of the outstanding Shares on a fully-diluted basis, Purchaser may, without the consent of the Company, extend the Offer on one occasion for up to 10 business days notwithstanding that all the conditions to the Offer have been satisfied so long as (i) Purchaser irrevocably waives the satisfaction of any of the conditions to the Offer (other than in the case of the first condition contained in Section 14 of this Offer to Purchase, the occurrence of any Prohibition) that subsequently may not be satisfied during any such extension of the Offer. In addition, the Offer Price may be increased and the Offer may be extended to the extent required by law or the SEC in connection with such increase in each case without the consent of the Company.

  Any such extension, delay, termination, waiver or amendment of the Offer will be followed as promptly as practicable by public announcement thereof, such announcement in the case of an extension to be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Subject to applicable law (including Rules 14d-4(c), 14d-6(d) and 14e-1 under the Exchange Act, which require that material changes be promptly disseminated to Stockholders in a manner reasonably designed to inform them of such change) and without limiting the manner in which Purchaser may choose to make any public announcement, Purchaser shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a press release or other announcement.

  If Purchaser makes a material change in the terms of the Offer or the information concerning the Offer or if it waives a material condition of the Offer, Purchaser will extend the Offer to the extent required by Rules 14d-4(c), 14d-6(d) and 14e-1 under the Exchange Act.

  Subject to the terms of the Merger Agreement, if, prior to the Expiration Date, Purchaser should increase the consideration being offered in the Offer, such increase in the consideration being offered will be applicable to all Stockholders whose Shares are accepted for payment pursuant to the Offer and, if at the time notice of any increase in the consideration being offered is first published, sent or given to holders of such Shares, the Offer is scheduled to expire at any time earlier than the period ending on the tenth business day from and including the date that such notice is first so published, sent or given, the Offer will be extended at least until the expiration of such ten business-day period. For purposes of the Offer, a "business day" means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 Midnight, New York City time.

  The Company has provided Purchaser with the Company stockholder list and security position listings for the purpose of disseminating the Offer to holders of Shares. This Offer to Purchase and the related Letter of Transmittal will be mailed to record holders of Shares whose names appear on the Company stockholder list and will be furnished for subsequent transmittal to beneficial owners of Shares, to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear on the stockholder list or, if applicable, who are listed as participants in a clearing agency's security position listing.

  2. Acceptance for Payment and Payment for Shares. Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), Purchaser will accept for payment, and will pay for, all Shares validly tendered prior to the Expiration Date and not properly withdrawn, promptly after the later to occur of (1) the Expiration Date and (2) the satisfaction or waiver of the conditions set forth in "Section 14--Conditions to the Offer." Subject to applicable rules of the SEC, Purchaser expressly reserves the right to delay acceptance for payment of, or payment for, Shares in order to comply, in whole or in part, with any applicable law.

  In all cases, payment for Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (a) the certificates representing tendered Shares (the "Certificates") or timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Shares into the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to Section 3, (b) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, or an Agent's Message (as defined in Section 3) in connection with a book-entry transfer, and (c) any other documents required by the Letter of Transmittal.

  For purposes of the Offer, Purchaser will be deemed to have accepted for payment, and thereby purchased, Shares validly tendered and not withdrawn if, as and when Purchaser gives oral or written notice to the Depositary of Purchaser's acceptance for payment of such Shares pursuant to the Offer. Payment for Shares accepted for payment pursuant to the Offer will be made by deposit of the purchase price therefor with the Depositary, which will act as agent for the tendering Stockholders for the purposes of receiving payments from Purchaser and transmitting such payments to the tendering Stockholders whose Shares have been accepted for payment. Under no circumstances will interest be paid on the purchase price to be paid by Purchaser for the tendered Shares, regardless of any delay in making such payment.

  If any tendering Shares are not accepted for payment for any reason pursuant to the terms and conditions of the Offer or if Certificates are submitted evidencing more Shares than are tendered or accepted for payment, Certificates for such unpurchased Shares will be returned, without expense to the tendering Stockholder (or, in the case of Shares tendered by book-entry transfer into the Depositary's account at a Book-Entry Transfer Facility pursuant to the procedures set forth in Section 3, such Shares will be credited to an account maintained with such Book-Entry Transfer Facility), as promptly as practicable following expiration or termination of the Offer.

  Purchaser reserves the right to assign, in whole or from time to time in part, to Parent or to any direct or indirect subsidiary of Parent the right to purchase all or any portion of the Shares tendered pursuant to the Offer, but any such assignment will not relieve Purchaser of its obligations under the Offer and will in no way prejudice the rights of tendering Stockholders to receive payment for Shares validly tendered and accepted for payment pursuant to the Offer.

  3. Procedure for Tendering Shares.

  Valid Tender of Shares. In order for a holder of Shares validly to tender Shares pursuant to the Offer, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) in accordance with the instructions of the Letter of Transmittal, together with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message in lieu of the Letter of Transmittal), and any other documents required by the Letter of Transmittal, must be received by the Depositary prior to the Expiration Date at one of its addresses set forth on the back cover of this Offer to Purchase, and either (i) the Certificates evidencing tendered Shares must be received by the Depositary at such address or such Shares must be tendered pursuant to the procedures for book-entry transfer described below (and a Book-Entry Confirmation of such delivery received by the Depositary, including an Agent's Message if the tendering stockholder has not delivered a Letter of Transmittal), prior to the Expiration Date, or (c) the tendering stockholder must comply with the guaranteed delivery procedures set forth below. The term "Agent's Message" means a message, transmitted by the Book-Entry Transfer Facility to, and received by, the Depositary and forming a part of a Book-Entry Confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the participant in such Book-Entry Transfer Facility tendering the Shares which are the subject of such Book-Entry Confirmation, that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that Purchaser may enforce such agreement against the participant.

  THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH THE BOOK-ENTRY TRANSFER FACILITY, IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY. IF DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT THE STOCKHOLDER USE PROPERLY INSURED REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

  Book-Entry Delivery. The Depositary will establish accounts with respect to the Shares at the Book-Entry Transfer Facility for purposes of the Offer within two business days after the date of this Offer to Purchase. Any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of the Shares by causing the Book-Entry Transfer Facility to transfer such Shares into the Depositary's account in accordance with the Book-Entry Transfer Facility's procedure for such transfer. Although delivery of Shares may be effected through book-entry at the Book-Entry Transfer Facility, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must, in any case, be received by the Depositary prior to the Expiration Date at one or more of its addresses set forth on the back cover of this Offer to Purchase, or the tendering stockholder must comply with the guaranteed delivery procedure described below. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Depositary.

  Signature Guarantees. Except as otherwise provided below, all signatures on a Letter of Transmittal must be guaranteed by a firm which is a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, or by any other "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Exchange Act (each of the foregoing being referred to as an "Eligible Institution"). Signatures on a Letter of Transmittal need not be guaranteed (a) if the Letter of Transmittal is signed by the registered holder (which term, for purposes of this section, includes any participant in any of the Book-Entry Transfer Facility's systems whose name appears on a security position listing as the owner of the Shares) of Shares and such registered holder has not completed either the box entitled "Special Payment Instructions" or the box entitled "Special Delivery Instructions" on the Letter of Transmittal or (b) if such Shares are tendered for the account of an Eligible Institution. See Instructions 1 and 5 of the Letter of Transmittal. If a Certificate is registered in the name of a person other than the signer of the Letter of Transmittal, or if payment is to be made or Certificates for Shares not tendered or not accepted for payment are to be returned to a person other than the registered holder of the Certificates surrendered, then the tendered Certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered owner or owners appear on the Certificates, with the signatures on the Certificates or stock powers guaranteed by an Eligible Institution. See Instructions 1 and 5 of the Letter of Transmittal.

  Guaranteed Delivery. If a Stockholder desires to tender Shares pursuant to the Offer and such Stockholder's Certificates evidencing such Shares are not immediately available or time will not permit all required documents to reach the Depositary prior to the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, such Shares may nevertheless be tendered if all of the following conditions are satisfied:

  (a) the tender is made by or through an Eligible Institution;

  (b) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by Purchaser herewith, is received by the Depositary as provided below prior to the Expiration Date; and

  (c) the Certificates (or a Book-Entry Confirmation) representing all tendered Shares, in proper form for transfer together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message) and any other documents required by the Letter of Transmittal are received by the Depositary within three NYSE trading days after the date of execution of such Notice of Guaranteed Delivery. An "NYSE trading day" is any day on which the New York Stock Exchange ("NYSE") is open for business.

  Any Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram, telex or facsimile transmission to the Depositary and must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery made available by Purchaser.

  In all cases, payment for Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (a) Certificates for (or a timely Book-Entry Confirmation, if available, with respect to) such Shares, (b) a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message), and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering Stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to the Shares are actually received by the Depositary. Under no circumstances will interest be paid on the purchase price to be paid by Purchaser for the tendered Shares, regardless of any extension of the Offer or any delay in making such payment.

  Determination of Validity. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Shares will be determined by Purchaser, in its sole discretion, whose determination shall be final and binding on all parties. Purchaser reserves the absolute right to reject any and all tenders of Shares determined by it not to be in proper form or the acceptance for payment of which, or payment for, such Shares may, in the opinion of Purchaser's counsel, be unlawful. Purchaser also reserves the absolute right, in its sole discretion, to waive any of the conditions of the Offer or any defect or irregularity in the tender of any Shares of any particular Stockholder, whether or not similar defects or irregularities are waived in the case of other stockholders. No tender of Shares will be deemed to have been validly made until all defects and irregularities relating thereto have been cured or waived. None of Purchaser, Parent, the Depositary, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or will incur any liability for failure to give any such notification. Purchaser's interpretation of the terms and conditions of the Offer (including the Letter of Transmittal and instructions thereto) will be final and binding.

  Other Requirements. By executing a Letter of Transmittal as set forth above, a tendering Stockholder irrevocably appoints designees of Purchaser as such stockholder's proxies, in the manner set forth in the Letter of Transmittal, each with full power of substitution, to the full extent of such Stockholder's rights with respect to the Shares tendered by such Stockholder and accepted for payment by Purchaser (and with respect to all other Shares or other securities issued or issuable in respect of such Shares) on or after the date of this Offer to Purchase. All such proxies will be considered coupled with an interest in the tendered Shares. This appointment is effective if, when, and only to the extent that Purchaser accepts such Shares for payment pursuant to the Offer. Upon such acceptance for payment, all prior proxies given by such stockholder will be revoked, and no subsequent proxies may be given nor any subsequent written consent executed by such Stockholder (and, if given, will not be deemed effective) with respect thereto. Purchaser's designees will, with respect to the Shares for which the appointment is effective, be empowered to exercise all voting and other rights of such Stockholder as they, in their sole discretion, may deem proper at any annual, special or adjourned meeting of the Stockholders, by written consent in lieu of any such meeting or otherwise. Purchaser reserves the right to require that, in order for Shares to be deemed validly tendered, immediately upon Purchaser's payment for such Shares, Purchaser must be able to exercise full voting rights with respect to such Shares.

  The foregoing proxies are effective only upon acceptance for payment of Shares pursuant to the Offer. The Offer does not constitute a solicitation of proxies, absent a purchase of Shares, for any meeting of the Stockholders, which will be made only pursuant to separate proxy solicitation materials complying with the Exchange Act.

  Purchaser's acceptance for payment of the Shares tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering Stockholder and Purchaser upon the terms and subject to the conditions of the Offer.

  TO PREVENT BACKUP FEDERAL INCOME TAX WITHHOLDING WITH RESPECT TO PAYMENT TO CERTAIN STOCKHOLDERS OF THE OFFER PRICE, EACH SUCH STOCKHOLDER MUST PROVIDE THE DEPOSITARY WITH SUCH STOCKHOLDER'S CORRECT TAXPAYER IDENTIFICATION NUMBER AND CERTIFY THAT SUCH STOCKHOLDER IS NOT SUBJECT TO BACKUP FEDERAL INCOME TAX WITHHOLDING BY COMPLETING THE SUBSTITUTE FORM W-9 IN THE LETTER OF TRANSMITTAL. IF BACKUP WITHHOLDING APPLIES WITH RESPECT TO A STOCKHOLDER, THE DEPOSITARY IS REQUIRED TO WITHHOLD 31% OF ANY PAYMENTS MADE TO SUCH STOCKHOLDER. SEE INSTRUCTION 10 OF THE LETTER OF TRANSMITTAL.

  4. Withdrawal Rights. Tenders of Shares made pursuant to the Offer are irrevocable except that such Shares may be withdrawn at any time prior to the Expiration Date and, unless theretofore accepted for payment by Purchaser pursuant to the Offer, may also be withdrawn at any time after March 20, 2000. If Purchaser extends the Offer, is delayed in its acceptance for payment of Shares, or is unable to accept Shares for payment pursuant to the Offer for any reason, then, without prejudice to Purchaser's rights under the Offer, the Depositary may, nevertheless, on behalf of Purchaser, retain tendered Shares, and such Shares may not be withdrawn except to the extent that tendering Stockholders are entitled to withdrawal rights as set forth in this Section 4.

  For a withdrawal to be effective, a written, telegraphic or facsimile transmission notice of withdrawal must be timely received by the Depositary at one of its addresses set forth on the back cover of this Offer to Purchase. Any such notice of withdrawal must specify the name of the person who tendered the Shares to be withdrawn, the number of Shares to be withdrawn and the name of the registered holder of such Shares, if different from that of the person who tendered such Shares. If Certificates evidencing Shares to be withdrawn have been delivered or otherwise identified to the Depositary, then prior to the physical release of such Certificates, the serial numbers shown on the particular Certificates to be withdrawn must be submitted to the Depositary, and the signature(s) on the notice of withdrawal must be guaranteed by an Eligible Institution, unless such Shares have been tendered for the account of an Eligible Institution. If Shares have been tendered pursuant to the procedures for book-entry tender as set forth in Section 3, any notice of withdrawal must also specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Shares.

  All questions as to the form and validity (including, without limitation, time of receipt) of notices of withdrawal will be determined by Purchaser, in its sole discretion, whose determination shall be final and binding. None of Parent, Purchaser, the Depositary, the Information Agent, or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give such notification.

  Any Shares properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the Offer. However, withdrawn Shares may be re-tendered at any time prior to the Expiration Date by following one of the procedures described in Section 3.

  5. Certain Federal Income Tax Consequences of the Offer and the Merger. The following is a general summary of certain U.S. federal income tax consequences of the Offer and the Merger relevant to a beneficial holder of Shares whose Shares are tendered and accepted for payment pursuant to the Offer or whose Shares are converted to cash in the Merger (a "Holder"). The discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), regulations issued thereunder, judicial decisions and administrative rulings, all of which are subject to change, possibly with retroactive effect. This discussion does not discuss all aspects of U.S. federal income taxation which may be important to particular Holders in light of their individual investment circumstances, such as Holders who do not hold the Shares as "capital assets" within the meaning of Section 1221 of the Code, Holders who acquired their Shares through the exercise of options or otherwise as compensation, or Holders subject to special tax rules (e.g., financial institutions, broker-dealers, insurance companies, and tax-exempt organizations). In addition, this discussion does not address state, local or foreign tax consequences. HOLDERS OF SHARES ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE SPECIFIC U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE OFFER AND THE MERGER.

  The receipt of cash for Shares pursuant to the Offer or in the Merger will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign tax laws. In general, a Holder will recognize gain or loss for federal income tax purposes equal to the difference between the amount of cash received in exchange for the Shares sold and such Holder's adjusted tax basis in such Shares. Assuming the Shares constitute capital assets in the hands of the Holder, such gain or loss will be capital gain or loss. If, at the time of the Offer or the Merger, the Shares then exchanged have been held for more than one year, such gain or loss will be a long-term capital gain or loss. Under current law, long-term capital gains of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income.

  A Holder (other than certain exempt Holders including, among others, all corporations and certain foreign individuals and entities) that tenders Shares may be subject to a 31% backup withholding unless the Holder provides its taxpayer identification number, or unless an exemption applies. If backup withholding applies to a Holder, the Depositary is required to withhold 31% from payments to such Holder. Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the federal income tax liability of the person subject to the backup withholding, provided that the required information is given to the Internal Revenue Service. If backup withholding results in an overpayment of tax, a refund can be obtained by the Holder upon filing an income tax return.

  6. Price Range of Shares; Dividends. The Shares are listed on the NYSE under the symbol "CBZ." The following table sets forth, for the calendar quarters indicated, the high and low sales prices for the Common Stock on the NYSE:

       Calendar Year                                          High      Low
       -------------                                          ----      ---
     1998:
       First Quarter......................................... 47 1/2    33 3/4
       Second Quarter........................................  48       31 3/8
       Third Quarter......................................... 37 13/16  24 1/16
       Fourth Quarter........................................ 26 5/8     15
     1999:
       First Quarter......................................... 25 3/8    15 9/16
       Second Quarter........................................ 24 15/16  22 3/16
       Third Quarter......................................... 25 1/4    23 1/8
       Fourth Quarter........................................ 23 3/4    16 3/8
     2000:
       First Quarter (through January 20, 2000) ............. 28 1/4    16 9/16

  The Company has never declared or paid cash dividends on its Common Stock.

  On January 14, 2000, the last full trading day prior to the public announcement of the terms of the Offer and the Merger, the reported closing price on the NYSE was $17.125 per Share. Stockholders are urged to obtain a current market quotation for the Shares.

  7. Effect of the Offer on Market for the Shares, Stock Exchange Listing, and Exchange Act Registration.

  Market for Shares. The purchase of Shares by Purchaser pursuant to the Offer will reduce the number of Shares that might otherwise trade publicly and will reduce the number of holders of Shares, which could adversely affect the liquidity and market value of the remaining Shares held by the Stockholders.

  Stock Quotation. Depending upon the number of Shares purchased pursuant to the Offer, the Shares may no longer meet the requirements of the NYSE for continued listing and may be delisted from the NYSE. According to the NYSE's published guidelines, the NYSE would consider delisting the Shares if, among other things, the number of record holders of at least 100 Shares should fall below 1,200, the number of publicly held Shares (exclusive of holdings of officers and directors of the Company and their immediate families and other concentrated holdings of 10% or more ("NYSE Excluded Holdings")) should fall below 600,000, or the aggregate market value of the publicly held Shares (exclusive of NYSE Excluded Holdings) should fall below $5,000,000. The Company has advised Purchaser that, as of January 19, 2000, there were 13,108,569 Shares outstanding, held by approximately 177 holders of record. If the NYSE were to delist the Shares, the market for the Shares could be adversely affected.

  If the NYSE were to delist the Shares, it is possible that the Shares would be traded or quoted on other securities exchanges or in the over-the-counter market, and that price quotations would be reported by such exchanges or other sources. The extent of the public market for the Shares and the availability of such quotations would, however, depend upon the number of Stockholders and/or the aggregate market value of the Shares remaining at such time, the interest in maintaining a market in the Shares on the part of securities firms, the possible termination of registration of the Shares under the Exchange Act and other factors. Purchaser cannot predict whether the reduction in the number of Shares that might otherwise trade publicly would have an adverse effect on the market price for or marketability of the Shares or whether it would cause future market prices to be greater or less than the Merger Consideration.

  Margin Regulations. The Shares are currently "margin securities" under the regulations of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), which has the effect, among other things, of allowing brokers to extend credit on the collateral of such securities. Depending upon factors similar to those described above regarding listing and market quotations, following the Offer it is possible that the Shares might no longer constitute "margin securities" for the purposes of the Federal Reserve Board's margin regulations, in which event the Shares could no longer be used as collateral for loans made by brokers.

  Exchange Act Regulation. The Shares are currently registered under the Exchange Act. Such registration may be terminated by the Company upon application to the SEC if the Shares are not listed on a national securities exchange and if there are fewer than 300 record holders. The termination of registration of the Shares under the Exchange Act would substantially reduce the information required to be furnished by the Company to its Stockholders and to the SEC and would make certain provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b), the requirement of furnishing a proxy statement in connection with Stockholders' meetings and the related requirement of furnishing an annual report to Stockholders, and the requirements of Rule 13e-3 under the Exchange Act with respect to "going-private" transactions, no longer applicable to the Shares. In addition, "affiliates" of the Company and persons holding "restricted securities" of the Company may be deprived of the ability to dispose of such securities pursuant to Rule 144 under the Securities Act of 1933, as amended. If registration of the Shares under the Exchange Act were terminated, the Shares would no longer be eligible for listing on the NYSE or for continued inclusion on the Federal Reserve Board's list of "margin securities".

  8. Certain Information Concerning the Company. The information concerning the Company contained in this Offer to Purchase has been taken from or is based upon publicly available documents and records on file with the SEC and other public sources. Neither Parent nor Purchaser assumes any responsibility for the accuracy or completeness of the information concerning the Company contained in such documents and records or for any failure by the Company to disclose events which may have occurred or may affect the significance or accuracy of any such information but which are unknown to Parent or Purchaser. Parent and Purchaser have only had access to publicly available documents and records of the Company, and neither Parent nor Purchaser, nor any of their representatives, have received any non-public information about the Company from the Company or any of its representatives.

  General. The Company is a Delaware corporation with its principal executive offices located at 11250 Waples Mill Road, Suite 500, Fairfax, Virginia 22030. The Company, through its wholly-owned subsidiary CORT Furniture Rental Corporation, is the leading provider of rental furniture, accessories and related services in the "rent-to-rent" segment of the furniture industry. The "rent-to-rent" segment serves both corporate and individual customers who desire flexibility to meet their temporary and transitional furniture needs. The Company focuses on corporate customers by offering office and residential furniture, related accessories and trade show furnishings through a direct sales force and a network of 118 showrooms in 34 states and the District of Columbia. The Company maintains the showroom quality condition of its merchandise available for rent by selling its previously rented merchandise through a network of 86 company-operated clearance centers, thereby enabling the Company to regularly update its inventory with new styles and new merchandise.

  Financial Information. Set forth below is certain summary consolidated financial information for the Company's last three fiscal years excerpted or derived from the financial information contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1998 and for the nine month periods ended September 30, 1998 and 1999 as contained in the Company's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1998 and 1999. More comprehensive financial information is included in such reports (including management's discussion and analysis of financial condition and results of operation) and other documents filed by the Company with the SEC, and the following summary is qualified in its entirety by reference to such reports and other documents and all of the financial information and notes contained therein. Copies of such report and other documents may be examined at or obtained from the SEC or from the NYSE in the manner set forth below.

          SELECTED CONSOLIDATED FINANCIAL INFORMATION OF THE COMPANY
                     (In thousands, except per share data)

                                    For the Nine
                                    Months Ended        For the Year Ended
                                    September 30,          December 31,
                                  ----------------- --------------------------
                                    1998     1999   1996(A)    1997     1998
                                  -------- -------- -------- -------- --------
Statement of Operations Data:
Furniture rental revenue......... $196,356 $219,243 $191,560 $237,212 $265,871
Furniture sales revenue..........   39,948   44,887   42,589   50,006   53,093
                                  -------- -------- -------- -------- --------
  Total revenue..................  236,304  264,130  234,149  287,218  318,964

Furniture rental gross profit....  161,130  180,214  154,602  191,578  218,008
Furniture sales gross profit.....   15,714   16.825   17,382   19,749   20,739
                                  -------- -------- -------- -------- --------
  Total gross profit............. $176,844 $197,039 $171,984 $211,327 $238,747

Selling, general and
 administrative expenses.........  137,034  155,960  136,536  165,019  186,100
                                  -------- -------- -------- -------- --------
Operating earnings...............   39,810   41,079   35,448   46,308   52,647

Interest expense, net............    6,164    4,259    8,251    8,374    7,837

Income before extraordinary
 loss............................   19,506   21,326   15,936   22,326   25,903
Net Income....................... $ 16,998 $ 21,326 $ 15,936 $ 22,326 $ 23,395
Per Common Share Information:
Earnings per common share before
 extraordinary loss.............. $   1.50 $   1.63 $   1.40 $   1.74 $   1.99
Earnings per common share before
 extraordinary loss assuming
 dilution........................ $   1.45 $   1.59 $   1.31 $   1.67 $   1.92
Balance Sheet Data:
Total assets..................... $334,071 $380,549 $247,199 $277,841 $332,896
Total debt.......................   99,300   93,800   65,600   63,132   90,800
Stockholders' equity.............  169,189  206,116  125,152  149,332  175,662

--------
(A) Income statement data for the year ended December 31, 1996 include the results of operations of Evans Rents from the date of acquisition, April 24, 1996. The acquisition of Evans Rents was accounted for as a purchase business combination. Revenue of Evans Rents for the period of April 25, 1996 through December 31, 1996 was approximately $22,500,000.

  The Company is subject to the information and reporting requirements of the Exchange Act and in accordance therewith is obligated to file reports and other information with the SEC relating to its business, financial condition and other matters. Information, as of particular dates, concerning the Company's directors and officers, their remuneration, stock options granted to them, the principal holders of the Company's securities, any material interests of such persons in transactions with the Company and other matters is required to be disclosed in proxy statements distributed to the Stockholders and filed with the SEC. Such reports, proxy statements and other information should be available for inspection at the public reference room at the SEC's office at 450 Fifth Street, N.W., Washington, D.C. 20549, and also should be available for inspection and copying at the regional offices of the SEC located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. Copies may be obtained, by mail, upon payment of the SEC's customary charges, by writing to its Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549 and can be accessed electronically on the SEC's website at www.sec.gov. Such material should also be available for inspection at the NYSE, 20 Broad Street, New York, New York 10005.

  9. Certain Information Concerning Purchaser, Parent, Ultimate Parent and Other Purchaser Entities. Purchaser is a Delaware corporation and to date has engaged in no activities other than those incident to its formation and the commencement of the Offer. Purchaser is a direct wholly owned subsidiary of Parent. The principal executive offices of Purchaser and Parent are located at 1440 Kiewit Plaza, Omaha, Nebraska 68131.

  Wesco Financial Corporation ("Wesco" or "Ultimate Parent") is a Delaware corporation which engages, through wholly owned subsidiaries of Parent, in two principal businesses: (1) the insurance business, through Wesco-Financial Insurance Company ("Wes-FIC"), which engages in the property and casualty insurance business, and The Kansas Bankers Surety Company, which provides specialized insurance coverages for banks; and (2) the steel service center business, through Precision Steel Warehouse, Inc. ("Precision Steel").

  Wesco is 80.1% owned by an indirect wholly owned subsidiary of Berkshire Hathaway Inc. ("Berkshire"). Wesco and its subsidiaries are thus controlled by Berkshire, and may also be deemed to be controlled by Warren E. Buffett, who is Berkshire's chairman and chief executive officer and who beneficially owns Berkshire shares representing approximately 37.4% of its voting power. Charles
T. Munger, the chairman of Wesco, is also vice chairman of Berkshire, and consults with Mr. Buffett with respect to Wesco's investment decisions and major capital allocations, but Mr. Buffett has no active participation in Wesco's management other than as a director of Wes-FIC and Precision Steel and as President of Parent.

  Wesco's principal executive offices are located at 301 East Colorado Boulevard, Suite 300, Pasadena, California 91101.

  Additional information concerning Wesco is set forth in Wesco's Annual Report on Form 10-K for the year ended December 31, 1998 and subsequent Quarterly Reports on Form 10-Q, which reports may be obtained from the SEC in the manner set forth with respect to information concerning the Company in
Section 8. Recent SEC filings by Wesco are also available from the American Stock Exchange websites, www.amex.com and www.americanstocks.com, using Wesco's ticker symbol, "WSC."

  The name, citizenship, business address, principal occupation, and five-year employment history of each of the directors and executive officers of Wesco, Parent and Purchaser are set forth in Schedule I to this Offer to Purchase. Such information is also set forth in Schedule I hereto with respect to the directors and executive officers of Berkshire, OBH, Inc., a direct wholly-owned subsidiary of Berkshire, and Blue Chip Stamps, a direct wholly-owned subsidiary of OBH, Inc. which owns directly the 80.1% interest in Wesco (each of Berkshire, OBH, Inc., Blue Chip Stamps, Wesco, Parent and Purchaser are collectively referred to herein as the "Purchaser Entities").

  None of the Purchaser Entities nor, to the best knowledge of the Purchaser Entities, any of the persons listed in Schedule I to this Offer to Purchase, nor any associate or majority-owned subsidiary of any of the foregoing, beneficially owns or has any right to acquire, directly or indirectly, any Shares and none of the Purchaser Entities nor, to the best knowledge of the Purchaser Entities, any of the persons or entities referred to above, nor any director, executive officer or subsidiary of any of the foregoing, has effected any transaction in the Shares during the past 60 days.

  Except as provided in the Merger Agreement and as otherwise described in this Offer to Purchase, (i) none of the Purchaser Entities nor any of their respective subsidiaries nor, to the best knowledge of the Purchaser Entities, any of the persons listed in Schedule I to this Offer to Purchase, has any contract, arrangement, understanding or relationship with any other person with respect to any securities of the Company, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, finder's fees, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss, guaranties of profits, division of profits or loss or the giving or withholding of proxies, and (ii) none of the Purchaser Entities nor, to the best knowledge of the Purchaser Entities, any of the persons listed on Schedule I to this Offer to Purchase, has had any business relationship or transaction with the Company or any of its executive officers, directors or affiliates that is required to be reported under the rules and regulations of the SEC applicable to the Offer. Set forth below in Section 11 of this Offer to Purchase and elsewhere herein is a summary description of the mutual contacts, negotiations and transactions between any of Purchaser, Parent and Wesco, or any of their respective subsidiaries or any of the persons listed on Schedule I to this Offer to Purchase, on the one hand, and the Company or its affiliates, on the other hand, concerning a merger, consolidation or acquisition, tender offer or other acquisition of securities, an election of directors or a sale or other transfer of a material amount of assets.

  10. Source and Amount of Funds. The Offer is not conditioned upon any financing arrangements. Purchaser estimates that the total amount of funds required to purchase all of the outstanding Shares pursuant to the Offer and the Merger and to pay related fees and expenses will be approximately $384 million. Purchaser will obtain these funds from Parent, either directly or indirectly, in the form of capital contributions and/or loans from Parent or its affiliates. Parent will obtain all required funds through loans from its affiliates. Ultimate Parent may borrow a portion of the funds on a short-term basis under available lines of credit from a commercial bank.

  11. Background of the Offer; Contacts with the Company; the Merger Agreement, Stockholder Agreement and Voting Agreement. Beginning in the second half of 1998, the Board of Directors of the Company (the "Company Board") discussed the desirability of pursuing alternatives for the Company to increase stockholder value. As a result of these discussions, representatives of the Company met on separate occasions with representatives of J.P. Morgan and Donaldson, Lufkin & Jenrette Securities Corporation to discuss a potential sale of the Company and met with representatives of Aaron Rents, Inc. to discuss a potential business combination between the Company and Aaron. During this same time period, Bruce C. Bruckmann, a member of the Company Board and principal of Bruckmann, Rosser, Sherrill & Co. ("BRS") indicated that BRS might be willing to pursue a recapitalization transaction with the Company. On March 25, 1999, the Company entered into an agreement and plan of merger with an investor group led by BRS and members of the Company's management pursuant to which the investor group agreed to acquire the Company in a merger transaction for a per share consideration of $24.00 in cash plus $2.50 liquidation value of a new series of preferred stock. Citicorp Venture Capital Ltd. ("CVC"), which is the beneficial owner of shares representing approximately 44% of the outstanding Shares, agreed to participate in the transaction by retaining a portion of its equity interest in the Company.

  Following announcement of the BRS merger agreement, in April 1999 representatives of the Company and CVC had numerous unsolicited contacts from representatives of Fremont Partners ("Fremont") and Brook Furniture Rental, Inc. ("Brook") regarding a recapitalization transaction in which the Company and Brook would be combined. In letters dated April 15 and April 19, 1999, Fremont and Brook proposed a transaction pursuant to which stockholders of the Company would receive $28.00 per share in cash for 97% of the outstanding common stock, subject to certain conditions. After receiving additional letters from Brook, the Company Board rejected the Fremont/Brook proposal on May 10, 1999 based principally on its conclusion that it was unlikely that any transaction with Fremont/Brook could be completed in the face of significant opposition expressed by the Company's management and major stockholder.

  On August 12, 1999, BRS informed the Company Board that BRS was increasing its offer to a per share consideration of $25.00 in cash plus $3.00 liquidation value in a new series of preferred stock.

  On November 4, 1999, the Company announced that the Company and BRS had mutually agreed to terminate the merger agreement as a result of weakness in the high-yield debt market and insufficient support from the Company's public stockholders.

  Following the announcement of the termination of the BRS merger agreement, on November 9, 1999, Brook sent a letter to the Company reiterating its interest in pursuing a Fremont/Brook transaction.

  On November 23, 1999, Paul Arnold, President and Chief Executive Officer of the Company, met with Robert W. Crawford, President and Chief Executive Officer of Brook, to discuss the Fremont/Brook proposal. At that meeting Mr. Arnold informed Mr. Crawford that Mr. Arnold would present an offer to the Company Board only if it met the Company Board's criterion of certainty by being fully financed and not subject to due diligence.

  On November 23, 1999, Mr. Arnold received a call from Bruce Cort, an acquaintance of Mr. Arnold. Mr. Arnold returned the call later that day. In their discussion Mr. Cort informed Mr. Arnold that earlier that day he had forwarded a recent Washington Post article about the Company to Warren E. Buffett, Chairman of Berkshire, and that Mr. Buffett had responded that Berkshire would be interested in a friendly transaction for the Company at $28.00 per Share. Mr. Arnold requested that Mr. Cort arrange a meeting with Mr. Buffett.

  Mr. Arnold, who was accompanied by Mr. Cort, met Mr. Buffett in Omaha on November 29, 1999. They talked about the business of the Company and the Company's recent history. Mr. Buffett indicated an interest in acquiring the Company at $28.00 per share, and said that he would need to talk to the Company's largest shareholder, CVC. Mr. Arnold made no specific response to Mr. Buffett, other than that he would attempt to arrange a meeting with CVC.

  At a meeting of the Company Board on November 30, 1999, Mr. Arnold informed the Company Board of his discussions with Mr. Crawford and Mr. Buffett. The Company Board agreed that representatives of CVC should meet with Mr. Buffett before the Company Board could evaluate whether to engage in further discussions. Mr. Arnold subsequently made the arrangements for representatives of CVC to meet with Mr. Buffett.

  On December 3, 1999, Fremont and Brook sent another letter to the Company increasing the consideration to the Company's stockholders in their proposal to combine the Company and Brook to $28.50 per share in cash for 97% of the Company's common stock. This letter was accompanied by commitments for senior bank and bridge financing from Paribas which were subject to numerous conditions including the absence of adverse changes in market conditions and Paribas' successful syndication of the bridge loan. On December 17, 1999, Fremont and Brook further revised their proposal to provide for per share consideration of $28.00 in cash plus an additional amount contingent on the value of the Company's interest in Homestore.com, Inc.

  On December 18, 1999, William T. Comfort, Chairman of CVC, as well as Michael Delaney and James Urry, who are officers of CVC as well as directors of the Company, met in Omaha with Mr. Buffett. The representatives of CVC talked about the Company and CVC's history with the Company. Mr. Buffett said Berkshire Hathaway or Wesco Financial Corporation would agree to buy the Company for a price of $28.00 per share, provided he had the agreement of CVC to support such a transaction. The CVC representatives encouraged Mr. Buffett to make a proposal to buy the Company. Mr. Buffett and the CVC representatives agreed that counsel for Berkshire and Wesco (Munger, Tolles & Olson LLP) would talk with CVC about the structure of a proposal to acquire the Company and about the terms of a commitment that CVC might make in connection with such a proposal.

  Following these discussions, Mr. Buffett concluded that, among the Berkshire group of companies, acquisition of the Company was most appropriate for Wesco through its wholly-owned subsidiary, Wesco Holdings Midwest, Inc. ("Parent"). He talked with Mr. Munger, the Chairman of Wesco, and Mr. Munger agreed. Mr. Buffett asked Munger, Tolles & Olson to contact CVC and the Company to discuss developing a proposal for acquisition of the Company and for obtaining the commitment of CVC to support such a transaction.

  Munger, Tolles & Olson contacted Mr. Arnold and also contacted CVC, and was put in contact with Dechert Price & Rhoads ("Dechert"), which was acting as counsel for both the Company and CVC. Munger, Tolles & Olson additionally suggested that Mr. Arnold meet with Mr. Charles Munger, Vice Chairman of Berkshire and Chairman of Wesco, and that meeting was arranged for December 30, 1999 in Los Angeles. In that meeting, Mr. Arnold and Mr. Munger talked about the Company and its business. Mr. Munger described for Mr. Arnold the approach of Berkshire and Wesco in working with subsidiary companies, including their general approach to management incentive compensation.

  In late December and early January, representatives of Munger, Tolles & Olson and Dechert had several telephone discussions about the structure of an acquisition transaction and the terms of a merger agreement, as well as the terms of a stockholder agreement with CVC and a voting agreement with CVC's voting trustee. On December 28, 1999, Dechert received a draft merger agreement from Munger, Tolles & Olson providing for a tender offer for all of the outstanding Shares to be followed by a merger with a subsidiary of Wesco. Dechert also received a draft stockholder agreement to be delivered by CVC providing for an agreement by CVC to tender in the offer and granting Wesco an option to purchase the CVC Shares under certain circumstances.

  On January 3, 2000, the Company engaged SunTrust Equitable Securities Corporation ("STES") as its financial advisor to assist the Company Board in evaluating potential acquisition transactions. On that same day, representatives of STES and Dechert contacted Brook's counsel and representatives of Fremont and Brook. STES and Dechert informed Fremont and Brook that the Company Board was actively considering alternatives available to the Company and asked Fremont and Brook to submit their best and final offer in writing to the Company no later than January 10, 2000. As they had not previously furnished drafts of definitive agreements, Fremont and Brook were requested to provide forms of definitive transaction documents as well as commitments to support any financing upon which their transaction would be conditioned. Representatives of Dechert stated that although the Company Board had not made a decision to engage in any transaction, it was probable that a critical factor in a decision by the Company Board would be the relative degree of certainty of any proposal. Representatives of Dechert suggested that any proposal submitted by Fremont and Brook should address prior uncertainties in their proposals including financing and due diligence conditions.

  On January 4, 2000, STES and Dechert contacted Munger, Tolles & Olson and had the same discussion regarding the Company Board's process and procedure that STES and Dechert had had with Fremont and Brook the prior day. Shortly thereafter, Dechert sent Munger, Tolles & Olson written comments to the draft merger agreement and stockholders agreement which Munger, Tolles & Olson had previously delivered to Dechert.

  Later in the week of January 3, 2000, representatives of Dechert had discussions with representatives of Munger, Tolles & Olson seeking information about their draft agreements and responded to questions from representatives of Fremont regarding the Company's ownership of shares of common stock of Homestore.com.

  On January 10, 2000, the Company received written proposals from Wesco and Fremont/Brook. Mr. Buffett, on behalf of Parent, delivered an offer letter to Dechert on behalf of the Company, offering to buy all of the stock of the Company pursuant to a cash tender offer and subsequent cash merger at a price of $28.00 per share, as provided in a draft Agreement and Plan of Merger delivered with the letter. The merger agreement was subject to customary conditions but was not subject to due diligence or to a financing condition. Mr. Buffett also furnished with this letter forms of a Stockholder Agreement and Voting Agreement, which Wesco Holdings proposed to execute with CVC and its voting trustee, respectively. The letter provided that the offer would expire at noon Eastern time on January 17, unless it was previously accepted, and would also expire in the event of unauthorized disclosure or leak.

  The written proposal from Fremont/Brook received on January 10, 2000 provided for a merger of a newly formed subsidiary into the Company pursuant to which the Stockholders would receive per share consideration of $29.25 in cash for 98.1% of the Shares. The proposal was conditioned on the completion of confirmatory due diligence by Fremont and Brook which Fremont stated was expected to take ten business days. The proposed form of merger agreement provided that Fremont and Brook's obligation to complete the merger was also subject to receipt of financing. The proposal was accompanied by commitment letters from Morgan Stanley Senior Funding, Inc. for bank financing and Morgan Stanley & Co. Incorporated for bridge financing. Funding under the commitment letters was subject to numerous conditions including (a) the "absence of any disruption or change in financial, banking or capital markets or in the regulatory environment that in the good faith judgment of [Morgan Stanley] could materially and adversely affect the [bridge financing] or the refinancing thereof," (b) Morgan Stanley's satisfaction with the results of its due diligence review of the Company (although Morgan Stanley confirmed that it was satisfied with the results of its review of public information and certain projected financial information prepared by Fremont) and (c) Morgan Stanley's satisfaction with the structure of the Company and Brook combination. The Fremont/Brook proposal stated that it would expire on January 16, if not accepted prior to that time.

  On the evening of January 10, 2000, the Company Board met to discuss the Wesco and Fremont/Brook proposals. At the meeting, representatives of STES made a presentation to the Company Board regarding Wesco, Fremont and Brook, certain financial information regarding the Company and current conditions in the acquisition and financing markets. Representatives of Dechert outlined the terms of the two proposals. After discussion, the Company Board concluded that further information on both proposals was necessary. The Company Board asked Gregory B. Maffei, one of the Company's directors, to contact Mr. Buffett to determine whether Wesco would increase the per share consideration. The Company Board asked representatives of STES to contact Fremont to determine:
(i) whether Fremont would provide an unconditional written equity commitment;
(ii) whether Fremont/Brook would structure their transaction as a tender offer; (iii) whether Fremont/Brook could narrow or eliminate certain conditions contained in the Morgan Stanley debt commitments; (iv) whether Fremont/Brook would provide any financial information regarding Brook to the Company Board to assist it in evaluating the proposed transaction; and (v) how much of Fremont's fund remained uncommitted. The Company Board determined that it would not allow Fremont/Brook to conduct due diligence at that time because of the uncertainty surrounding their proposal and the potential for harm to the Company if Fremont and Brook, a direct competitor of the Company, conducted due diligence and the Company was thereafter unable to complete a transaction with Fremont/Brook on the terms proposed.

  On January 11, Mr. Maffei called Mr. Buffett in an attempt to convince him to increase Wesco's offer price. Mr. Maffei advised Mr. Buffett that another proposal had been made, at a higher nominal price. Mr. Buffett stated his belief that this proposal was subject to uncertainties that the Wesco proposal did not contain. Mr. Maffei acknowledged that the other offer was more conditional than the Wesco proposal but also called Mr. Buffett's attention to the increased value resulting from the Company's investment in Homestore.com. Mr. Buffett explained that he had factored in the Homestore.com investment in valuing the Company, and that the possibility that someone else would offer more for the Company did not affect his view of what Wesco should offer. Mr. Arnold similarly called Mr. Buffett on January 13, urging him to raise his offer. Mr. Buffett again declined.

  On January 11, representatives of STES telephoned Gregory P. Spivy of Fremont to discuss the questions raised by the Company Board. On that date and in a subsequent call on January 13, Mr. Spivy informed STES that (i) Fremont would provide a written equity commitment; (ii) Fremont and Brook were not prepared at that time to commit to structure their proposal as a tender offer;
(iii) Fremont believed the debt commitments it had provided were the best available under current market conditions and that it was not possible to narrow or eliminate the conditions to which the Company Board had objected; and (iv) Fremont was not prepared to provide any financial information with respect to Brook except that STES could assume Brook's revenues were $50 million and that Brook's EBITDA margins were comparable to the Company's. On January 13, Fremont provided the Company with a commitment letter for $98.8 million of equity and bridge financing and stated that Fremont had approximately $215 million of uncommitted equity in its fund. On January 13, representatives of STES informed Fremont that the Company Board would be meeting in the next 24 hours to make a decision based on the information that was available to them at that time.

  On January 13, representatives of Dechert informed representatives of Munger, Tolles & Olson that the Company Board would be meeting in the next 24 hours to make a decision based on the information that was available at that time.

  The Company Board met again to consider both proposals beginning on the evening of January 13. The Company Board first considered the Fremont/Brook proposal. After extensive discussion, the Company Board determined that it would not be in the best interests of the stockholders to pursue the Fremont/Brook transaction despite the fact that the nominal price of $29.25 for 98.1% of the Shares was higher than the price being offered by Wesco. This conclusion was based principally on the Company Board's belief that there was substantial risk that the transaction could not be consummated on the terms proposed. In this regard, the Company Board considered a number of factors, the most material of which were:

    (i) That the Fremont/Brook proposal was conditioned on the receipt of external debt financing. The Company Board considered the advice received from STES to the effect that current debt financing market conditions were not favorable for leveraged buyout transactions on the terms proposed by Fremont/Brook.

  The Company Board took note of the fact that weakness in the high-yield debt market had been a principal factor in the Company's recent inability to complete the BRS transaction, which was at a lower price than the Fremont/Brook proposal. The Company Board also considered the conditions contained in the commitments provided by Morgan Stanley and concluded that there was a significant possibility that those conditions could not be satisfied;

    (ii) That Fremont/Brook was unable to commit to a tender offer. The Company Board concluded that the longer time period necessary to complete a merger would increase the risk that financing would not be available due to changes in the financing market;

    (iii) The expected low trading value and probable delisting of the 1.9% illiquid public stub that stockholders would be required to retain;

    (iv) The possibility that the Company would lose the opportunity to enter into an agreement with Wesco for the cash tender transaction while Fremont, Brook and their financing sources were conducting due diligence; and

    (v) The impact on future market value of the Company's common stock if the Company were to announce a transaction with Fremont/Brook which it was unable to consummate.

  After concluding that it was not advisable to pursue the Fremont/Brook transaction, the Company Board then discussed the Wesco proposal. During the discussion of the Wesco proposal, Mr. Urry informed the Company Board that CVC, the holder of approximately 44% of the outstanding Shares, was prepared to enter into the Stockholder Agreement and tender its Shares pursuant to the Offer, which was a condition to Wesco's proposal and that CVC had been advised by its voting trustee, Mr. Pokelwaldt, that he was prepared to enter into the Voting Agreement, which was a condition to Wesco's proposal. Mr. Urry also informed the Company Board that CVC was currently in discussions with the Small Business Administration regarding the termination of its voting trust agreement and the conversion of some of CVC's Voting Shares into Class B Shares. For the reasons more fully outlined in the Company's Solicitation/Recommendation Statement on Schedule 14D-9 filed with the SEC in connection with the Offer, at the conclusion of its meeting, the Company Board unanimously approved the Merger Agreement with Wesco.

  On January 14, 2000, the Merger Agreement was signed on behalf of Wesco, Parent, Purchaser and the Company, a Stockholder Agreement was signed on behalf of Parent, Purchaser and CVC, and a Voting Agreement was signed on behalf of Parent, Purchaser and Robert N. Pokelwaldt, the voting trustee for CVC. On the same day, Wesco and the Company issued a joint press release announcing the agreements and the commitment of Purchaser to commence within five business days a cash tender offer for all shares of the Company at $28 per share. On such date, Louis A. Simpson, the President and Chief Executive Officer--Capital Operations of GEICO Corporation, a wholly-owned subsidiary of Berkshire, advised Mr. Buffett that he owns 200,000 Shares, acquired in February and March 1999, which he plans to tender in response to the Offer. Mr. Simpson also advised Mr. Buffett that he believes members of his family and their trusts own up to 100,000 Shares, also acquired in February and March 1999, and that he anticipates that such Shares will be tendered in the Offer.

  On January 17, 2000, Brook issued a press release stating that Mr. Crawford had expressed his disappointment to the Company Board that it had accepted the Wesco offer and quoting him to say that he intends "to explore every available option."

The Merger Agreement

  The following is a summary of the Merger Agreement, a copy of which is filed as an Exhibit to the Tender Offer Statement on Schedule 14D-1 filed by Purchaser and Parent with the SEC in connection with the Offer (the "Schedule 14D-1"). Such summary is qualified in its entirety by reference to the Merger Agreement. Capitalized terms not otherwise defined in the following description of the Merger Agreement have the respective meanings ascribed to them in the Merger Agreement.

  The Offer. The Merger Agreement provides for the commencement of the Offer as promptly as practicable, but in no event later than five business days after the public announcement of the execution of the Merger Agreement. The obligation of Purchaser to accept for payment and pay for Shares tendered pursuant to the Offer is subject to the satisfaction of certain conditions that are described below under the caption "Section 14-- Conditions to the Offer."

  Purchaser and Parent have agreed that, without the prior written consent of the Company, no change in the Offer may be made which decreases the price per Share payable in the Offer, which reduces the maximum number of Shares to be purchased in the Offer, or which adds to or modifies the conditions to the Offer set forth below under "Section 14--Conditions to the Offer." Notwithstanding the foregoing, Purchaser is entitled and required to extend the Offer at any time up to 40 days in the aggregate, in one or more periods of not more than 10 business days, if at the initial expiration date of the Offer, or any extension thereof, any condition to the Offer is not satisfied or waived, provided that Purchaser is not required to so extend the Offer unless (i) each such condition is reasonably capable of being satisfied and
(ii) the Company is in material compliance with all of its covenants under the Merger Agreement. In addition, if Purchaser and Parent are not in material breach of the Merger Agreement, Purchaser may, without the consent of the Company, extend the Offer for up to an additional 40 days, in one or more periods of not more than 10 business days, if any condition to the Offer is not satisfied or waived and such condition is reasonably capable of being satisfied. If, on the expiration date of the Offer, the Shares validly tendered and not withdrawn pursuant to the Offer equal at least 75% of the outstanding Shares but less than 90% of the outstanding Shares on a fully-diluted basis, Purchaser may, without the consent of the Company, extend the Offer on one occasion for up to 10 business days notwithstanding that all the conditions to the Offer have been satisfied so long as Purchaser irrevocably waives the satisfaction of any of the conditions to the Offer (other than in the case of the first condition contained in Section 14 of this Offer to Purchase, the occurrence of any Prohibition) that subsequently may not be satisfied during any such extension of the Offer. In addition, the Offer Price may be increased and the Offer may be extended to the extent required by law or the SEC in connection with such increase in each case without the consent of the Company.

  Board Representation. Pursuant to the Merger Agreement, upon the purchase by Purchaser of Shares pursuant to the Offer, and from time to time thereafter as Shares are acquired by Purchaser, Parent or their affiliates, Purchaser shall be entitled to designate such number of directors, rounded up to the next whole number, on the Company Board as will give Purchaser, subject to compliance with Section 14(f) of the Exchange Act, representation on the Company Board equal to that number of directors which equals the product of the total number of directors on the Company Board (giving effect to the election or appointment of any additional directors pursuant to this paragraph and including current directors serving as officers of the Company) multiplied by the percentage that the aggregate number of Shares beneficially owned by Parent, Purchaser or any of their affiliates (including such Shares as are accepted for payment pursuant to the Offer, but excluding Shares held by the Company or any of its subsidiaries) bears to the total number of Shares then issued and outstanding. The Company has agreed, upon request by Purchaser, to promptly increase the size of the Company Board as is necessary to enable Purchaser's designees to be elected to the Company Board and to cause Purchaser's designees to be so elected; provided that, if Purchaser's designees are appointed or elected to the Company Board, until the Effective Time, the Company Board shall have at least two directors who are directors on the date of the Merger Agreement and who are neither officers of the Company nor designees, stockholders, affiliates or associates (within the meaning of the federal securities laws) of Parent (the "Independent Directors"). The Merger Agreement also provides that, during the period after such election of directors designated by Purchaser but prior to the Effective Time, the Company Board shall delegate to a committee of the Company Board comprised solely of the Independent Directors the sole responsibility for (i) the amendment or termination of the Merger Agreement on behalf of the Company, other than a termination in connection with the Company's execution of a definitive agreement providing for a Superior Proposal, (ii) the waiver of any of the Company's rights or remedies under the Merger Agreement, (iii) the extension of the time for performance of Parent's or Purchaser's obligations under the Merger Agreement, or (iv) the assertion or enforcement of the Company's rights under the Merger Agreement to (a) object to a failure to consummate the Merger for a failure of the condition that the Company perform in all material respects all material obligations required by it under the

Merger Agreement to be satisfied or (b) object to a termination of the Merger Agreement by the Parent based on any alleged inaccuracy in the representations and warranties of the Company in the Merger Agreement.

  The Merger. The Merger Agreement provides that, upon the terms and subject to the conditions thereof, and in accordance with the DGCL, at the Effective Time, Purchaser shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Purchaser will cease and the Company will continue as the Surviving Corporation. Upon consummation of the Merger, each Share issued and outstanding immediately prior to the Effective Time held by a Stockholder (other than any Dissenting Shares) shall be canceled and shall be converted automatically into the right to receive from Surviving Corporation the Merger Consideration payable, without interest. All Shares that are owned by the Company as treasury stock, all Shares owned by any subsidiary of the Company and any Shares owned by Parent, Purchaser or any other wholly owned subsidiary of Parent will be canceled and retired and will cease to exist and no consideration will be delivered in exchange therefor.

  Pursuant to the Merger Agreement at the Effective Time, each share of common stock, par value $.01 per share, of Purchaser issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

  The Merger Agreement provides that the Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, will be amended as set forth in the Merger Agreement, and the Certificate of Incorporation as so amended at the Effective Time, will be the Certificate of Incorporation of the Surviving Corporation. The Merger Agreement also provides that the By-laws of Purchaser, as in effect immediately prior to the Effective Time, will be the By-laws of the Surviving Corporation.

  Directors and Officers of the Surviving Corporation. The Merger Agreement provides that the directors of Purchaser and the officers of the Company immediately prior to the Effective Time will, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-laws.

  Treatment of Options. The Merger Agreement also provides that each holder of an outstanding option to purchase Shares (an "Option") granted under any employee stock option plan of the Company, whether or not exercisable, shall be entitled to receive no later than the Effective Time, an amount in cash in cancellation of such Option equal to the excess, if any, of the Merger Consideration over the exercise price per Share of such Option multiplied by the number of Shares subject to such Option (net of applicable withholding taxes), and that as of the Effective Time, all Company stock option plans shall terminate and all rights under any provision of any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the Company's or any of its subsidiaries' capital stock shall be canceled.

  Stockholders' Meeting. The Merger Agreement provides that the Company will, if required by applicable law in order to consummate the Merger, (i) duly call, give notice of, convene and hold a meeting of the Stockholders (the "Special Meeting") as soon as practicable following the acceptance for payment and purchase of Shares by Purchaser pursuant to the Offer for the purpose of considering and taking action upon the Merger Agreement, (ii) prepare and file with the SEC a preliminary proxy or information statement relating to the Merger and the Merger Agreement and use its reasonable efforts (x) to obtain and furnish the information required to be included by the federal securities laws (and the rules and regulations thereunder) in the Proxy Statement (as hereinafter defined) and, after consultation with Parent, to respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement (the "Proxy Statement") to be mailed to its Stockholders and (y) to obtain the necessary approvals of the Merger and the Merger Agreement by its Stockholders; and (iii) include in the Proxy Statement the recommendation of the Company Board that Stockholders vote in favor of the approval of the Merger and the adoption of the Merger Agreement, unless such recommendation has been withdrawn, or as such recommendation has been modified, in accordance with the Merger Agreement.

  Parent has agreed to provide the Company with the information concerning Parent and Purchaser required to be included in the Proxy Statement and to vote, or cause to be voted, all of the Shares then owned by it, Purchaser or any of its other subsidiaries and affiliates in favor of the approval of the Merger and the approval and adoption of the Merger Agreement.

  Merger Without Meeting of Stockholders. In the event that Parent or Purchaser acquires at least 90% of the outstanding Shares pursuant to the Offer or otherwise, each of the parties to the Merger Agreement has agreed to take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after such acquisition, without a meeting of Stockholders, in accordance with Section 253 of the DGCL.

  Conduct of Business. Pursuant to the Merger Agreement, during the period from the date of the Merger Agreement to the Effective Time, unless Parent otherwise agrees in writing, the Company shall, and shall cause its subsidiaries to, in all material respects, (i) conduct its business in the usual, regular and ordinary course consistent with past practice and (ii) use all reasonable efforts to maintain and preserve intact its business organization and the good will of those having business relationships with it and retain the services of its present officers and key employees.

  The Company has further agreed that during this period, except as expressly provided in the Merger Agreement, it will not, nor will it permit any of its subsidiaries to, without the prior written consent of Parent:

    (i) issue, sell, grant, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other encumbrance of (A) any additional shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of its capital stock, or any rights, warrants, option, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of its capital stock or (B) any other securities in respect of, in lieu of, or in substitution for, any shares of its capital stock outstanding on the date of the Merger Agreement other than pursuant to (x) the exercise of stock options or warrants outstanding as of the date of the Merger Agreement and (y) acquisitions and investments permitted by paragraph (iv) below; (ii) redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding shares of capital stock; or (iii) split, combine, subdivide or reclassify any shares of its capital stock or declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to its Stockholders in their capacity as such;

    (ii) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or guarantee any such indebtedness or make any loans, advances or capital contributions to, or investments in, any other person other than the Company or its subsidiaries;

    (iii) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets with a minimum value in excess of $10 million to any individual, corporation or other entity other than a direct or indirect wholly owned subsidiary, or cancel, release or assign any indebtedness in excess of $1 million to any such person or any claims held by any such person, in each case that is material to the Company and its subsidiaries, taken as a whole, except (i) in the ordinary course of business consistent with past practice, (ii) pursuant to contracts or agreements in force at the date of the Merger Agreement or (iii) pursuant to plans disclosed in writing prior to the execution of the Merger Agreement to Parent;

    (iv) except for transactions in the ordinary course of business consistent with past practice, make any material acquisition or investment either by purchase of stock or securities, merger or consolidation, contributions to capital, property transfers, or purchases of any property or assets of any other individual, corporation or other entity other than a wholly owned subsidiary thereof;

    (v) increase in any manner the compensation of any of its directors, officers or employees or enter into, establish, amend, or terminate any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan or arrangement with or for any stockholder, officer, director, employee, agent, consultant or affiliate other than (a) as required pursuant to existing agreements and
  (ii) increases in salaries and benefits of employees who are not directors or officers of the Company made in the ordinary course of business consistent with past practices;

    (vi) amend its Certificate of Incorporation, By-laws or similar governing documents; or

    (vii) make any commitment to or take any of these aforementioned actions.

  Access to Information. Pursuant to the Merger Agreement, upon reasonable notice and subject to applicable laws, the Company has agreed to, and to cause each of its subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of Parent, during normal business hours during the period prior to the Effective Time, reasonable access to all its properties, books, contracts, commitments and records, and to its officers, employees, accountants, counsel and other representatives and, during such period, to make available to Parent (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws (other than reports or documents which Parent or the Company is not permitted to disclose under applicable law) and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request.

  Further Assurances. Parent and the Company have agreed to, and to cause their subsidiaries to, use all reasonable efforts (i) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its subsidiaries with respect to the Merger and, subject to certain conditions set forth in the Merger Agreement, to consummate the transactions contemplated by the Merger Agreement as promptly as practicable and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by the Company or Parent or any of their respective subsidiaries in connection with the Merger and the other transactions contemplated by the Merger Agreement, and to comply with the terms and conditions of any such consent, authorization, order or approval.

  The Company and Parent have further agreed to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, as soon as practicable after the date of the Merger Agreement, the transactions contemplated therein, including, without limitation, using all reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby and using all reasonable efforts to defend any litigation seeking to enjoin, prevent or delay the consummation of the transactions contemplated thereby or seeking material damages.

  Representations and Warranties. The Merger Agreement contains various customary representations and warranties of the parties thereto including representations by the Company, Parent and Purchaser as to the enforceability of the Merger Agreement. The Company also has provided representations and warranties as to absence of certain changes or events concerning its business, compliance with law, absence of litigation, corporate status, capitalization, and the accuracy of financial statements and filings with the SEC.

  Indemnification of Officers and Directors. The Merger Agreement provides that from and after the Effective Time, Parent and Purchaser shall, and shall cause the Surviving Corporation to, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of the Merger Agreement or who becomes such prior to the Effective Time, an officer, director, agent, fiduciary or employee of the Company or any of its subsidiaries (the "Indemnified Parties") against (i) all losses, claims, damages, costs, expenses, fines, liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval will not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer, agent, fiduciary or employee of the Company or any of its subsidiaries, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, arising in whole or in part out of, or pertaining to the Merger Agreement or the transactions contemplated thereby. In the case of Purchaser and the Surviving Corporation, such indemnification will only be to the fullest extent a corporation is permitted under the DGCL to indemnify its own directors, officers, agents, fiduciaries and employees; and in the case of Parent, such indemnification will not be limited by the DGCL but will not be applicable to any claims made against the Indemnified Parties (A) if a judgment or other final adjudication establishes that their acts or omissions were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so deliberated or (B) arising out of, based upon or attributable to the gaining in fact of any financial profit or other advantage to which they were not legally entitled. Parent, Purchaser and the Surviving Corporation, as the case may be, will pay all expenses of each Indemnified Party in advance of the final disposition of any such action or proceeding, which in the case of Purchaser and the Surviving Corporation will be only to the fullest extent permitted by law upon receipt of any undertaking contemplated by Section 145(e) of the DGCL.

  Treatment of Employee Benefits. Parent has agreed to honor, in accordance with their terms, all employee benefit plans and other employment, consulting, benefit, compensation or severance agreements, arrangements and policies of the Company.

  Conditions to Each Party's Obligation to Effect the Merger. Under the Merger Agreement, the respective obligations of each party to effect the Merger are subject to the satisfaction at or prior to the Closing Date of the following conditions: (i) the Merger Agreement and the transactions contemplated thereby shall have been approved and adopted by the requisite vote of the Stockholders to the extent required by applicable law and the Certificate of Incorporation of the Company; (ii) no statute, rule, order, decree or regulation shall have been enacted by any Governmental Entity or authority of competent jurisdiction which prohibits the consummation of the Merger and all governmental consents, orders and approvals required for consummation of the Merger and the other transactions contemplated by the Merger Agreement shall have been obtained and shall be in effect at the Effective Time; (iii) no order or injunction of any Governmental Entity shall be in effect which precludes, restrains, enjoins or prohibits the consummation of the Merger provided the parties used reasonable best efforts to prevent such order of injunction; and (iv) Parent, Purchaser or one of their affiliates shall have purchased all Shares validly tendered and not withdrawn pursuant to the Offer, provided, that this condition shall be deemed satisfied if Purchaser shall have failed to purchase Shares pursuant to the Offer in breach of its obligations under the Merger Agreement. In addition, the obligations of Parent and Purchaser to effect the Merger are subject to the further condition (which Parent may waive) that the Company shall have performed in all material respects all of its material obligations under the Merger Agreement required to be performed prior to the earlier of
(a) such time as Parent's designees constitute a majority of the Company Board, and (b) the Closing Date; provided that the Company's failure of performance was not caused by Parent or was not actually known to Parent at or prior to the time Purchaser accepted for payment any Shares pursuant to the Offer.

  No Solicitation. Pursuant to the Merger Agreement, the Company has agreed to immediately cease any discussions or negotiations with any parties that may be ongoing with respect to a Takeover Proposal (as hereinafter defined) and, from the date of the Merger Agreement until the Expiration Date, to not, and to not permit any of its subsidiaries, or any of its officers, directors or employees or any affiliate, investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing information which has not been previously publicly disseminated), or take any other action designed to facilitate any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Takeover Proposal or (ii) participate in any discussions or negotiations regarding any Takeover Proposal; provided that if, prior to the Expiration Date and following the receipt of a Superior Proposal (as hereinafter defined) or a proposal which is reasonably expected to lead to a Superior Proposal that was unsolicited and made in circumstances not otherwise involving a breach of the Merger Agreement, the Company Board determines in good faith, after considering applicable provisions of state law and after consultation with outside counsel, that a failure to do so could reasonably be expected to constitute a breach by it of its fiduciary duties to its Stockholders under applicable law, the Company may, in response to such Takeover Proposal and subject to compliance with the Merger

Agreement, (x) furnish information with respect to the Company to the party making such Takeover Proposal pursuant to a customary confidentiality agreement, provided that (i) such confidentiality agreement must include a provision prohibiting solicitation of key employees of the Company or its subsidiaries, such provision lasting at least one year, and may not include any provision calling for an exclusive right to negotiate with the Company and
(ii) the Company advises Parent of all such nonpublic information delivered to such person concurrently with its delivery to the requesting party, and (y) participate in negotiations with such party regarding such Takeover Proposal.

  Except as expressly permitted in the Merger Agreement, the Company has agreed that neither the Company Board nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the approval, determination of advisability, or recommendation by such Board of Directors or such committee of the Transactions, (ii) approve, determine to be advisable, or recommend, or propose publicly to approve, determine to be advisable, or recommend, any Takeover Proposal or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to any Takeover Proposal. Notwithstanding the foregoing, in the event that prior to the Expiration Date the Company Board determines in good faith, in response to a Superior Proposal that was unsolicited and made in circumstances not otherwise involving a breach of the Merger Agreement, and after consideration of applicable provisions of state law and after consultation with outside counsel, that the failure to do so could reasonably be expected to constitute a breach of its fiduciary duties to the Company's Stockholders under applicable law, the Company Board may (subject to this and the following sentences and to compliance with the provisions of the immediately preceding paragraph) (x) withdraw or modify its approval, determination, or recommendation of the Transactions or (y) approve, determine to be advisable, or recommend a Superior Proposal, provided that any actions described in clause (y) may be taken only at a time that is after the second business day following Parent's receipt of written notice from the Company advising Parent that the Company Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal, identifying the person making such Superior Proposal and providing notice of the determination of the Company Board of what action referred to in clause (y) the Company Board has determined to take.

  The Company has further agreed to promptly advise Parent orally and in writing of any request for information or of any Takeover Proposal, the material terms and conditions of such request or the Takeover Proposal and the identity of the person making such request or Takeover Proposal and to keep Parent reasonably informed of the status and details of any such request or Takeover Proposal.

  For purposes of the Merger Agreement, (i) a "Takeover Proposal" means any inquiry, proposal or offer from any person (other than Parent and its subsidiaries, affiliates, and representatives) relating to any direct or indirect acquisition or purchase of 15% or more of the assets of the Company and its subsidiaries or 15% or more of any class of equity securities of the Company or any of its Significant Subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of the Company or any of its Significant Subsidiaries, or any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Significant Subsidiaries, other than the transactions contemplated by the Merger Agreement, and (ii) a "Superior Proposal" means a bona fide written offer from any person (other than Parent and its subsidiaries, affiliates and representatives) for a direct or indirect acquisition or purchase of 50% or more of the assets of the Company or any of its Significant Subsidiaries or 50% or more of any class of equity securities of the Company or any of its Significant Subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 50% or more of any class of equity securities of the Company or any of its Significant Subsidiaries, or any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Significant Subsidiaries, other than the transactions contemplated by the Merger Agreement, (A) which provides for consideration on a per share basis to the Stockholders with a value exceeding the Offer and, considering all relevant factors, is more favorable to the Company and its Stockholders than the Offer and the Merger, and (B) for which the third party has demonstrated that financing is reasonably likely to be obtained, in each case as determined by the Company Board in its good faith judgment (based on the advice of independent financial advisors). Any Superior Proposal is a Takeover Proposal.

  Termination; Termination Fee and Expenses. The Merger Agreement may be terminated and the Merger and the other transactions contemplated thereby may be abandoned at any time prior to the Effective Time, whether before or after stockholder approval thereof (i) by the mutual consent of Parent and the Company; (ii) by either the Company or Parent if: (A) a Governmental Entity issues an order or takes other action that becomes final and non-appealable, restraining or prohibiting the transactions contemplated by the Merger Agreement provided that the party seeking to terminate has used all reasonable efforts to challenge the order or action, (B) the Offer expires or is withdrawn without any Shares being purchased, provided that such right shall not be available to any party whose failure to fulfill any obligation under the Merger Agreement has resulted in the failure of Purchaser to purchase shares in the Offer, or (C) the Offer has not been consummated by May 13, 2000 (the "Outside Date"), provided that such right shall not be available to any party whose failure to fulfill any obligation under the Merger Agreement has resulted in the failure of the Offer to be consummated by such time, and provided further that such date will be extended for each day in which any party is subject to a nonfinal order or action restraining or prohibiting the consummation of the Offer (but shall be no later than June 30, 2000); (iii) by the Company if (A) Parent, Purchaser or any of their affiliates shall have failed to commence the Offer on or prior to five business days following the date of the initial public announcement of the Offer; provided, that the Company may not terminate the Merger Agreement if it is in material breach thereof; (B) it concurrently enters into a definitive agreement providing for a Superior Proposal entered into in accordance with the Merger Agreement, provided that prior thereto or simultaneously therewith the Company has paid the Termination Fee (as defined below) to Parent; or (C) if the representations and warranties of Ultimate Parent, Parent and Purchaser are not true and correct as of the date of the Merger Agreement and as of the Expiration Date as if made on such date, except where the failure of such representations and warranties to be true and correct does not, individually or in the aggregate, have a Material Adverse Effect (as defined below) on Parent, or Ultimate Parent, Parent or Purchaser has failed in any material respect to perform its obligations under the Merger Agreement; or (iv) by Parent if (A) due to an occurrence that if occurring after the commencement of the Offer would result in a failure to satisfy any of the conditions set forth in Section 14 of this Offer to Purchase, Parent, Purchaser, or any of their affiliates shall have failed to commence the Offer on or prior to five business days following the date of the initial public announcement of the Offer; provided, that Parent may not terminate the Merger Agreement if Parent is in material breach of the Merger Agreement; (B) the Company Board shall have withdrawn or modified, or proposed publicly to withdraw or modify, in a manner adverse to Parent its approval or recommendation of the Offer, the Merger Agreement or the Merger, or failed to reconfirm its recommendation within four business days after a written request to do so, or approved or recommended, or proposed publicly to approve or recommend, any Takeover Proposal, or shall have resolved to do any of the foregoing, or (C) if the representations and warranties of the Company are not true and correct as of the date of the Merger Agreement and as of the Expiration Date as if made on such date, except where the failure of such representations and warranties to be true and correct does not, individually or in the aggregate, have a Material Adverse Effect on the Company, or the Company has failed in any material respect to perform its obligations under the Merger Agreement. A "Material Adverse Effect" means, with respect to a party to the Merger Agreement, a material adverse effect on the business, operations or financial condition of such party and its subsidiaries taken as a whole or a material adverse effect on such party's ability to consummate the Transactions, provided that it does not include any change or effect attributable to (i) general national, international or regional economic or financial conditions,
(ii) other developments which are not unique to the Company and its subsidiaries, but also effect other persons who engage in its lines of business, (iii) the announcement or pendency of the Merger Agreement or the Transactions, or (iv) any change in the price of the Shares.

  If the Merger Agreement (i) is terminated by Parent because the Company Board changed its recommendation in a manner adverse to Parent, (ii) is terminated by the Company if the Company concurrently enters into a definitive agreement providing for a Superior Proposal, or (iii) if a Takeover Proposal has been made known to the Company or made directly to its Stockholders or any person has publicly announced an intention to make a Takeover Proposal and thereafter the Merger Agreement is terminated by the Company because (a) the Offer has not been consummated by the Outside Date or (b) the Offer has expired or been withdrawn without any Shares being purchased therein, provided that the Offer has remained open for twenty business days and the Minimum Condition has not been satisfied, and in either such event described in clauses (a) and (b) above such Takeover Proposal is consummated within one year of such termination, then the Company shall pay to Parent a termination fee equal to $15 million in cash. Each party to the Merger Agreement shall otherwise be solely responsible for all fees and expenses incurred by such party.

  Ultimate Parent Obligations. Wesco Financial Corporation has agreed to be responsible, to the same extent as Parent, for (i) the payment for Shares tendered and not withdrawn in the Offer and (ii) the obligations to indemnify the Company's directors, officers, employees and agents set forth in the Merger Agreement, and to guarantee the performance by Parent of all of its other obligations under the Merger Agreement.

  Amendment. Subject to applicable law, at any time prior to the Closing Date, the Merger Agreement may be modified or amended by written agreement of the parties thereto, provided that no modification or amendment shall be made after consummation of the Offer which adversely affects the Stockholders, or otherwise requires the approval of the Stockholders, unless approved by the Independent Directors.

The Stockholder Agreement and the Voting Agreement

  The following is a summary of the Stockholder Agreement and the Voting Agreement, copies of which have been filed as Exhibits to the Tender Offer Statement on Schedule 14D-1 filed by Purchaser, Parent and Ultimate Parent with the SEC in connection with the Offer (the "Schedule 14D-1"). Such summary is qualified in its entirety by reference to the Stockholder Agreement and the Voting Agreement. Capitalized terms not otherwise defined in the following description of the Stockholder Agreement and the Voting Agreement have the respective meanings ascribed to them in such agreements.

  Concurrently with the execution of the Merger Agreement, Parent and Purchaser entered into the Stockholder Agreement with CVC. CVC is the owner of 5,778,518 Shares (such Shares, together with any other Shares acquired by CVC, the "CVC Shares"), or approximately 44% of the outstanding Shares, which Shares are subject to a voting trust pursuant to an Amended and Restated Voting Trust Agreement, dated as of November 15, 1999, among CVC, Robert N. Pokelwaldt, as trustee (the "Trustee") and certain former trustees of such trust (the "Trust Agreement"). Pursuant to the Stockholder Agreement, CVC has agreed to tender in the Offer, prior to the initial expiration date of the Offer, all Shares owned beneficially and of record by it. CVC has also agreed, to the extent it becomes entitled to vote the CVC Shares, at any meeting of the Stockholders however called, to vote the CVC Shares in favor of the Merger and the Merger Agreement, against any Takeover Proposal (as hereinafter defined) and against any proposal for action or agreement that would result in a breach of any covenant or agreement of the Company under the Merger Agreement or which is reasonably likely to result in any of the Company's obligations under the Merger Agreement not being fulfilled, any change in the directors of the Company (except as contemplated by the Merger Agreement), any change in the Company's capitalization, corporate structure or business or any other action which could reasonably be expected to interfere with, delay or materially adversely affect the likelihood that the transactions contemplated by the Merger Agreement will be consummated. Subject to the prior rights granted under the Trust Agreement, CVC has also granted to Parent and Purchaser, or any of their nominees, an irrevocable proxy to demand that the Company call a special meeting to consider the Merger and the Merger Agreement and to vote the CVC Shares at any meeting of the Stockholders, however called.

  In addition, CVC has covenanted and agreed not to transfer or consent to the transfer of any of the CVC Shares, enter into any contract, option or other arrangement with respect to the transfer of the CVC Shares, grant any proxies with respect to the CVC Shares, deposit the CVC Shares into a voting trust or enter into any voting agreement with respect to the CVC Shares, take any other action that would make any representation or warranty of CVC contained in the Stockholder Agreement untrue or have the effect of preventing CVC from fulfilling its obligations under the Stockholder Agreement or revoke the Trust Agreement or change the trustee thereunder.

  CVC has also agreed that it will not, directly or indirectly, solicit, initiate, knowingly encourage or take any other action designed to facilitate any inquiries or the making of any proposal relating to the acquisition of any Shares or any transaction that constitutes a Takeover Proposal. CVC has agreed not to, and to not permit its officers, directors or representatives to, participate in any discussions (except with Ultimate Parent, Parent and Purchaser) regarding, or furnish to any person (other than Ultimate Parent, Parent or Purchaser) any information with respect to, or otherwise cooperate with, or assist or encourage, any attempt by any person (other than Ultimate Parent, Parent or Purchaser) to make, any transaction that may constitute a Takeover Proposal. CVC has also agreed to immediately cease all existing discussions or negotiations of CVC and its officers, directors or representatives with any person (other than Ultimate Parent, Parent or Purchaser) with respect to the foregoing. Notwithstanding any provisions of this paragraph to the contrary, any officer, director, partner, or representative of CVC who is a member of the Company Board may, in his or her capacity as such, take such actions, if any, as are permitted by the Merger Agreement.

  CVC has also granted to Parent and Purchaser an irrevocable option (the "Company Securities Option") to purchase the CVC Shares at a price per Share equal to the Offer Price or any higher price paid or to be paid by Parent or Purchaser pursuant to the Offer or the Merger. The Company Securities Option becomes exercisable, in whole but not in part, for all Shares subject thereto not accepted for payment in the Offer, at the close of business on the Expiration Date, if, but only if, Purchaser has accepted for payment all Shares tendered and not withdrawn in the Offer (which may be less than the number of Shares needed to satisfy the Minimum Condition), and remains exercisable for 90 days from such date. If Purchaser purchases Shares tendered in the Offer, it must exercise the Company Securities Option (unless the Shares subject thereto have been purchased pursuant to the Offer).

  Concurrently with the execution of the Merger Agreement, Parent and Purchaser also entered into the Voting Agreement with the Trustee. Pursuant thereto, the Trustee has agreed, at any meeting of the Stockholders however called, to vote the CVC Shares in favor of the Merger and the Merger Agreement, against any Takeover Proposal (as hereinafter defined) and against any proposal for action or agreement that would result in a breach of any covenant or agreement of the Company under the Merger Agreement or which is reasonably likely to result in any of the Company's obligations under the Merger Agreement not being fulfilled, any change in the directors of the Company (except as contemplated by the Merger Agreement), any change in the Company's capitalization, corporate structure or business or any other action which could reasonably be expected to interfere with, delay or materially adversely affect the transactions contemplated by the Merger Agreement, the Stockholder Agreement or the Voting Agreement or the likelihood of such transactions being consummated. The Trustee has also granted to Parent and Purchaser, or any of their nominees, an irrevocable proxy to demand that the Company call a special meeting to consider the Merger and the Merger Agreement and to vote the CVC Shares at any meeting of the Stockholders, however called.

  12. Purpose of the Offer and the Merger; Plans for the Company After the Offer and the Merger; Stockholder Approval and Appraisal Rights.

  Purpose of the Offer and the Merger. The purpose of the Offer and the Merger is for Parent to acquire control of, and the entire equity interest in, the Company. The Offer is intended to increase the likelihood that the Merger will be completed promptly. The acquisition of the entire equity interest in the Company has been structured as a cash tender offer followed by a cash merger in order to provide a prompt and orderly transfer of ownership of the Company from the Stockholders to Parent and to provide the Stockholders with cash in a per Share amount equal to the Offer Price for all of their Shares.

  Plans for the Company. Following the Merger, the Company will be operated as a wholly owned subsidiary of Parent. Except as otherwise provided in this Offer to Purchase, Purchaser and Parent have no present plans or proposals that would result in an extraordinary corporate transaction, such as a merger, reorganization, liquidation or sale or transfer of a material amount of assets involving the Company or its subsidiaries, or any other material changes in the Company's capitalization, dividend policy, corporate structure, business or the composition of the Company Board or the Company's management.

  Stockholder Approval and Appraisal Rights. Under the DGCL, the approval of the Company Board and, except as described below, the affirmative vote of the holders of a majority of the outstanding Shares is required to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger. The Company Board has unanimously approved and adopted the Merger Agreement and the transactions contemplated thereby and, unless the Merger is consummated pursuant to the short-form merger provisions under the DGCL described below, the only remaining required corporate action of the Company is the approval and adoption of the Merger Agreement and the transactions contemplated thereby by the affirmative vote of the holders of a majority of the Shares. Accordingly, if the Minimum Condition is satisfied, Purchaser will have sufficient voting power to cause the approval and adoption of the Merger Agreement and the transactions contemplated thereby without the affirmative vote of any other stockholder.

  In the Merger Agreement, the Company has agreed to take all action necessary to convene a meeting of its Stockholders as soon as practicable after the expiration of the Offer for the purpose of considering and taking action on the Merger Agreement and the transactions contemplated thereby, if such action is required.

  Under the DGCL, if Purchaser acquires, pursuant to the Offer or otherwise, such number of Shares which, when added to the Shares owned of record by Purchaser on such date, constitutes at least 90% of the then outstanding Shares, Purchaser will be able to approve and adopt the Merger Agreement and the transactions contemplated thereby, and effect the Merger pursuant to the short-form merger provisions of the DGCL, without a vote of the Stockholders. Parent, Purchaser and the Company have agreed to take all necessary and appropriate action to cause the Merger to be effective as soon as practicable after such acquisition. If Purchaser does not acquire such number of Shares which, when added to the Shares owned of record by Purchaser on such date, constitutes at least 90% of the then outstanding Shares pursuant to the Offer or otherwise and a vote of the Stockholders is required under the DGCL, a significantly longer period of time will be required to effect the Merger.

  Appraisal Rights. No appraisal rights are available in connection with the Offer. However, if the Merger is consummated, Stockholders will have certain rights under Section 262 of the DGCL to dissent and demand appraisal of, and to receive payment in cash of the fair value of, their Shares. Such rights to dissent, if the statutory procedures are complied with, could lead to a judicial determination of the fair value (excluding any value arising from the Merger) required to be paid in cash to dissenting Stockholders for their Shares. Any judicial determination of the fair value of Shares could be based upon considerations other than or in addition to the Merger Consideration and the market value of the Shares, including asset values and the investment value of the Shares. The value as so determined could be more or less than the Merger Consideration.

  If a stockholder who demands appraisal under Section 262 of the DGCL fails to perfect, or effectively withdraws or loses, his or her right to appraisal as provided in the DGCL, the Shares of that stockholder will be converted into the right to receive the Merger Consideration in accordance with the Merger Agreement. A stockholder may withdraw his demand for appraisal by delivering to Purchaser a written withdrawal of such demand for appraisal and acceptance of the Merger.

  Failure to precisely follow the steps required by Section 262 of the DGCL for the perfection of appraisal rights may result in the loss of those rights.

  Going Private Transactions. Rule 13e-3 under the Exchange Act is applicable to certain "going-private" transactions. Parent does not believe that Rule 13e-3 will be applicable to the Merger. If applicable, Rule 13e-3 would require, among other things, that certain financial information concerning the Company and certain information relating to the fairness of the Merger and the consideration offered to Stockholders therein, be filed with the SEC and disclosed to Stockholders prior to consummation of the Merger.

  13. Dividends and Distributions.

  The Merger Agreement provides that the Company will not, between the date of the Merger Agreement and the Effective Time, without the prior written consent of Parent, declare or pay any dividends on or make any other distributions in respect of any capital stock or split, combine, subdivide or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock.

  14. Conditions of the Offer. Notwithstanding any other provision of the Offer (subject to the provisions of the Merger Agreement), Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, pay for, and may delay the acceptance for payment of or, subject to such restrictions, the payment for, any tendered Shares, and may terminate the Offer and not accept for payment any tendered shares if (i) there shall not have been validly tendered and not withdrawn prior to the expiration of the Offer such number of Shares which would constitute at least a majority of the Shares outstanding on a fully-diluted basis on the date of purchase (on a "fully-diluted basis" meaning the number of Shares outstanding, together with the Shares which the Company may be required to issue pursuant to options or obligations outstanding at that date, whether or not vested or then exercisable), when aggregated with any Shares owned by Parent, Purchaser or an affiliate of Parent or Purchaser (the "Minimum Condition"), (ii) any applicable waiting period under the HSR Act (as hereinafter defined) has not expired or terminated prior to the expiration of the Offer, or (iii) at any time on or after the date of the Merger Agreement, and before the time of acceptance of Shares for payment pursuant to the Offer, any of the following events shall occur and be continuing:

  . there shall be any statute, rule, regulation, judgment, order or injunction promulgated, entered, enforced, enacted, issued or applicable to the Offer or the Merger by any domestic or foreign federal or state governmental regulatory or administrative agency or authority or court or legislative body or commission which (1) prohibits, or imposes any material limitations on, Parent's or Purchaser's ownership or operation of all or a material portion of the Company's and its subsidiaries' businesses and assets, taken as a whole, (2) prohibits, or makes illegal the acceptance for payment, payment for or purchase of Shares or the consummation of the Offer or the Merger, (3) renders Purchaser unable to accept for payment, pay for or purchase some or all of the Shares, or
     (4) imposes material limitations on the ability of Purchaser or Parent effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by it on all matters properly presented to the Stockholders, provided that Parent shall have used all reasonable efforts to cause any such judgment, order or injunction to be vacated or lifted;

  . there shall be any action or proceeding pending by any domestic or foreign federal or state governmental regulatory or administrative agency or authority which (1) seeks to prohibit, or impose any material limitation on, Parent's or Purchaser's ownership or operation of all or a material portion of the Company's and its subsidiaries' businesses and assets, taken as a whole, (2) seeks to prohibit or make illegal the acceptance for payment, payment for or purchase of Shares or the consummation of the Offer or the Merger, (3) is reasonably likely to result in a material delay in or seeks to restrict the ability of Purchaser, or render Purchaser unable to accept for payment, pay for or purchase some or all of the Shares, or (4) seeks to impose material limitations on the ability of Purchaser or Parent effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by it on all matters properly presented to the Stockholders; provided that Parent shall have used all reasonable efforts to cause any such action or proceeding to be dismissed;

  . the representations and warranties of the Company set forth in the Merger Agreement shall not be true and correct in any respect, disregarding for this purpose any standard of materiality contained in any such representation or warranty, as of the date of consummation of the Offer as though made on or as of such date or the Company shall have breached or failed in any material respect to perform or comply with any material obligation, agreement or covenant required by the Merger Agreement to be performed or complied with by it (including without limitation if the Company shall have entered into any definitive agreement or any agreement in principle with any person with respect to a Takeover

     Proposal or similar business combination with the Company in violation of Section 5.2 of the Merger Agreement), except, in the case of the failure of any representation or warranty, (i) for changes specifically permitted by the Merger Agreement and (ii) (A) those representations and warranties that address matters only as of a particular date which are true and correct as of such date or (B) where the failure of such representations and warranties to be true and correct, do not, individually or in the aggregate, have a Material Adverse Effect on the Company;

  . (1) any general suspension of trading in securities on any national securities exchange or in the over-the-counter market, (2) the declaration of a banking moratorium or any suspension of payments in respect of banks by a United States Governmental Entity (as defined in the Merger Agreement, or (3) any mandatory limitation by a United States Governmental Entity that materially and adversely affects the extension of credit by banks or other financial institutions; or

  . the Merger Agreement shall have been terminated in accordance with its terms;

which in the reasonable judgment of Parent or Purchaser, in any such case, and regardless of the circumstances giving rise to such condition, makes it inadvisable to proceed with the Offer or with such acceptance for payment or payments.

  The foregoing conditions are for the sole benefit of Purchaser and Parent and may be asserted by either of them or may be waived by Parent or Purchaser, in whole or in part at any time and from time to time in the sole discretion of Parent or Purchaser, provided that Parent and Purchaser agree that, if they waive the Minimum Condition, they shall subsequently exercise the Company Securities Option (as defined in the Stockholder Agreement), unless all of the Shares subject thereto have been accepted for payment in the Offer.

  15. Certain Legal Matters and Regulatory Approvals.

  General. Except as described in this Section 15, based on information provided by the Company, none of the Company, Purchaser or Parent is aware of
(i) any license or regulatory permit that appears to be material to the business of the Company and its subsidiaries, taken as a whole, that might be adversely affected by the acquisition of Shares by Parent or Purchaser pursuant to the Offer, the Merger or otherwise, or (ii) except as set forth herein, any approval or other action by any governmental, administrative or regulatory agency or authority, domestic or foreign, that would be required prior to the acquisition of Shares by Purchaser pursuant to the Offer, the Merger or otherwise. Should any such approval or other action be required, Purchaser and Parent presently contemplate that such approval or other action will be sought, except as described below under "State Antitakeover Statutes." While, except as otherwise described in this Offer to Purchase, Purchaser does not presently intend to delay the acceptance for payment of, or payment for, Shares tendered pursuant to the Offer pending the outcome of any such matter, there can be no assurance that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that failure to obtain any such approval or other action might not result in consequences adverse to the Company's business or that certain parts of the Company's business might not have to be disposed of, or other substantial conditions complied with, in the event that such approvals were not obtained or such other actions were not taken or in order to obtain any such approval or other action. If certain types of adverse action are taken with respect to the matters discussed below, Purchaser could decline to accept for payment, or pay for, any Shares tendered. See Section 14 for certain conditions to the Offer, including conditions with respect to governmental actions.

  State Antitakeover Statutes. Section 203 of the DGCL, in general, prohibits a Delaware corporation, such as the Company, from engaging in a "Business Combination" (defined to include a variety of transactions, including mergers) with an "Interested Stockholder" (defined generally as a person that is the beneficial owner of 15% or more of the outstanding voting stock of the subject corporation) for a period of three years following the date that such person became an Interested Stockholder unless, prior to the date such person became an Interested Stockholder, the board of directors of the corporation approved either the Business Combination or the transaction that resulted in the stockholder becoming an Interested Stockholder. The provisions of Section 203 of the DGCL are not applicable to any of the transactions contemplated by the Merger Agreement because the Merger Agreement and the transactions contemplated thereby were approved by the Company Board prior to the execution thereof, and in any event would not apply to such transaction because the Company has elected to not be governed by Section 203 in its Certificate of Incorporation.

  A number of states have adopted laws and regulations that purport to apply to attempts to acquire corporations that are incorporated in such states, or whose business operations have substantial economic effects in such states, or which have substantial assets, security holders, employees, principal executive offices or principal places of business in such states. In Edgar v. MITE Corp., the Supreme Court of the United States (the "Supreme Court") invalidated on constitutional grounds the Illinois Business Takeover statute, which, as a matter of state securities law, made certain corporate acquisitions more difficult. However, in 1987, in CTS Corp. v. Dynamics Corp. of America, the Supreme Court held that the State of Indiana may, as a matter of corporate law and, in particular, with respect to those aspects of corporate law concerning corporate governance, constitutionally disqualify a potential acquirer from voting on the affairs of a target corporation without the prior approval of the remaining stockholders. The state law before the Supreme Court was by its terms applicable only to corporations that had a substantial number of stockholders in the state and were incorporated there.

  Parent and Purchaser do not believe that the antitakeover laws and regulations of any state other than the State of Delaware will by their terms apply to the Offer, and, except as set forth above with respect to Section 203 of the DGCL, neither Parent nor Purchaser has attempted to comply with any state antitakeover statute or regulation. Purchaser reserves the right to challenge the applicability or validity of any state law purportedly applicable to the Offer and nothing in this Offer to Purchase or any action taken in connection with the Offer is intended as a waiver of such right. If it is asserted that any state antitakeover statute is applicable to the Offer and an appropriate court does not determine that it is inapplicable or invalid as applied to the Offer, Purchaser might be required to file certain information with, or to receive approvals from, the relevant state authorities, and Purchaser might be unable to accept for payment or pay for Shares tendered pursuant to the Offer or may be delayed in consummating the Offer. In such case, Purchaser may not be obligated to accept for payment, or pay for, any Shares tendered pursuant to the Offer. See Section 14.

  Antitrust Compliance. The Offer and the Merger are subject to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), which provides that certain acquisition transactions may not be consummated unless certain information has been furnished to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and certain waiting period requirements have been satisfied.

  Parent expects to file its Notification and Report Form with respect to the Offer and the Merger with the Antitrust Division and the FTC on or about January 26, 2000. The waiting period under the HSR Act with respect to the Offer will expire at 11:59 p.m., New York City time, the fifteenth day after the date Parent's form is filed, unless early termination of the waiting period is granted. However, the DOJ or FTC may extend the waiting period by requesting additional information or documentary material from Parent or the Company. If such a request is made, such waiting period will expire at 11:59 p.m., New York City time, on the tenth calendar day after the date of substantial compliance by Parent with such request. Thereafter, the waiting period could be extended only by court order or with the consent of Parent. In practice, complying with a request for additional information or material can take a significant amount of time. In addition, if the DOJ or the FTC raises substantive issues in connection with a proposed transaction, the parties frequently engage in negotiations with the relevant governmental agency concerning possible means of addressing those issues and may agree to delay consummation of the transaction while such negotiations continue. Purchaser will not accept for payment Shares tendered pursuant to the Offer unless and until the waiting period requirements imposed by the HSR Act with respect to the Offer have been satisfied. See Section 14.

  The Antitrust Division and the FTC frequently scrutinize the legality under the antitrust laws of transactions such as the proposed acquisition of Shares by Purchaser pursuant to the Offer and the Merger. At any time before or after Purchaser's purchase of Shares, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the acquisition of Shares pursuant to the Offer or seeking divestiture of Shares acquired by Purchaser or the divestiture of substantial assets of Parent, the Company or any of their respective subsidiaries. Private parties, as well as state governments, may also bring legal action under the antitrust laws under certain circumstances. There can be no assurance that a challenge to the Offer on antitrust grounds will not be made or, if a challenge is made, what the result will be. See Section 14 of this Offer to Purchase for certain conditions to the Offer that could become applicable in the event of such a challenge.

  16. Fees and Expenses.

  Information Agent. Purchaser has also retained Georgeson Shareholder Communications Inc. to act as the Information Agent in connection with the Offer. The Information Agent may contact holders of Shares by mail, telephone, telex, telegraph and personal interviews and may request brokers, dealers and other nominee stockholders to forward materials relating to the Offer to beneficial owners of Shares. The Information Agent will receive reasonable and customary compensation for such services, plus reimbursement of out-of-pocket expenses, and Purchaser will indemnify the Information Agent against certain liabilities and expenses in connection with the Offer, including liabilities under the federal securities laws.

  Depositary. Purchaser will pay the Depositary reasonable and customary compensation for its services in connection with the Offer, plus reimbursement for out-of-pocket expenses, and will indemnify the Depositary against certain liabilities and expenses in connection therewith, including liabilities under the federal securities laws. Brokers, dealers, commercial banks and trust companies will be reimbursed by Purchaser for customary mailing and handling expenses incurred by them in forwarding material to their customers.

  17. Miscellaneous.

  Purchaser is not aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Purchaser will make a good faith effort to comply with any such state statute. If, after such good faith effort, Purchaser cannot comply with any such state statute, the Offer will not made to (nor will tenders be accepted from or on behalf of) holders of Shares in such state.

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF PURCHASER, PARENT OR THE COMPANY NOT CONTAINED IN THIS OFFER TO PURCHASE OR IN THE LETTER OF TRANSMITTAL, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

  Pursuant to Rule 14d-3 of the General Rules and Regulations under the Exchange Act, Ultimate Parent, Parent and Purchaser have filed with the SEC the Schedule 14D-1, together with exhibits, furnishing certain additional information with respect to the Offer, and may file amendments thereto. Such Statement, including exhibits and any amendments thereto, may be inspected at, and copies may be obtained from, the same places and in the same manner as set forth in Section 8 with respect to the Company (except that they will not be available at the regional offices of the SEC).

                                          C ACQUISITION CORP.

January 21, 2000

                                                                     SCHEDULE I

                     INFORMATION CONCERNING THE DIRECTORS
         AND EXECUTIVE OFFICERS OF PURCHASER, PARENT, ULTIMATE PARENT
                       AND THE OTHER PURCHASER ENTITIES

  The following description sets forth (i) the name and title of each executive officer and director of each of Purchaser, Parent, Wesco Financial Corporation, Blue Chip Stamps, OBH, Inc. and Berkshire Hathaway Inc., and (ii) for all such individuals, their business address, present principal occupation and material positions and occupations within the past five years. Unless otherwise specified, each person listed below is a citizen of the United States and has his or her principal business address at 1440 Kiewit Plaza, Omaha, Nebraska 68131.

A. Directors and Executive Officers of Purchaser

  The directors of Purchaser are Warren E. Buffett and Marc D. Hamburg, and the executive officers of Purchaser are Warren E. Buffett, Chief Executive Officer, Robert H. Bird, Vice President and Marc D. Hamburg, Secretary and Treasurer.

B. Directors and Executive Officers of Parent

  The directors of Parent are Warren E. Buffett, Marc D. Hamburg and Michael
A. Goldberg. The executive officers of Parent are Warren E. Buffett, President, Michael A. Goldberg, Vice President and Marc D. Hamburg, Secretary and Treasurer.

C. Directors and Executive Officers of Wesco

  The directors of Wesco are Charles T. Munger, Robert H. Bird, Carolyn H. Carlburg, James N. Gamble, Elizabeth Caspers Peters and David K. Robinson. The executive officers of Wesco are Charles T. Munger, Chairman, Robert H. Bird, President, Jeffrey L. Jacobson, Vice President and Chief Financial Officer and Robert E. Sahm, Vice President.

D. Directors and Executive Officers of Blue Chip Stamps

  The directors of Blue Chip Stamps are Charles T. Munger, Robert H. Bird and Jeffrey L. Jacobson. The executive officers of Blue Chip Stamps are Charles T. Munger, Chairman, Robert H. Bird, President and Jeffrey L. Jacobson, Vice President and Chief Financial Officer.

E. Directors and Executive Officers of OBH, Inc.

  The Directors of OBH, Inc. are Warren E. Buffett, Forrest N. Krutter and Marc D. Hamburg. The executive officers of OBH, Inc. are Warren E. Buffett, Chairman and Chief Executive Officer, Charles T. Munger, Vice Chairman and Marc D. Hamburg, Vice President and Treasurer.

F. Directors and Executive Officers of Berkshire Hathaway Inc.

  The Directors of Berkshire Hathaway Inc. are Warren E. Buffett, Charles T. Munger, Susan T. Buffett, Howard G. Buffett, Malcolm G. Chace, Ronald L. Olson, and Walter Scott, Jr. The executive officers of Berkshire Hathaway Inc. are Warren E. Buffett, Chairman and Chief Executive Officer, Charles T. Munger, Vice Chairman and Marc D. Hamburg, Vice President and Treasurer.

                                    Present Principal Occupation or Employment,
                                                 Material Positions
                                     Held During Past Five Years, and Business
 Name                                                 Address
 ----                               -------------------------------------------
 Warren E. Buffett................  Mr. Buffett has been Chairman and Chief
                                    Executive Officer of Berkshire since 1970.
                                    He is also a director of The Coca-Cola
                                    Company, The Gillette Company and The
                                    Washington Post Company.

 Charles T. Munger................  Mr. Munger has been a director and Vice
                                    Chairman of Berkshire's Board of Directors
                                    since 1978. He is Chairman of the Board of
                                    Directors and Chief Executive Officer of
                                    Wesco, Chairman of the Board of Directors
                                    of Daily Journal Corporation and a director
                                    of Costco Wholesale Corporation. His
                                    business address is 355 S. Grand Avenue,
                                    34th Floor, Los Angeles, California 90071.

 Robert H. Bird...................  Mr. Bird has been President of Wesco since
                                    1992. He has also served as President and a
                                    director of MS Property Company, a wholly
                                    owned Wesco subsidiary, since 1993, as
                                    President of Blue Chip Stamps since 1987
                                    and as a director of Blue Chip Stamps since
                                    1978. His business address is 301 East
                                    Colorado Blvd., Suite 300, Pasadena,
                                    California 91101.

 Howard G. Buffett................  Mr. Buffett is Chairman of the Board of
                                    Directors of The GSI Group, a company
                                    primarily engaged in the manufacture of
                                    agricultural equipment. From 1992 until
                                    June 5, 1995, Mr. Buffett had been Vice
                                    President, Assistant to the Chairman and a
                                    Director of Archer Daniels Midland Company,
                                    a company engaged principally in the
                                    business of processing and merchandising
                                    agricultural commodities. He is also a
                                    director of Coca-Cola Enterprises, Inc.,
                                    Lindsay Manufacturing Co. and Mond
                                    Industries Inc. His business address is
                                    1004 East Illinois Street, Assumption,
                                    Illinois 62510.

 Susan T. Buffett.................  Mrs. Buffett has been a director of
                                    Berkshire since 1991. Mrs. Buffett has not
                                    been employed in the past five years.

 Carolyn H. Carlburg..............  Ms. Carlburg has been the Executive
                                    Director of Community Housing Services,
                                    Inc. since 1997. Prior thereto, she
                                    practiced law under the name Carolyn H.
                                    Carlburg & Associates. Her business address
                                    is 1040 North Lincoln Avenue, Second Floor,
                                    Pasadena, California 91103.

 Malcolm G. Chace.................  In 1996, Mr. Chace was named Chairman of the Board of Directors of BankRI, a
                                    community bank located in the state of
                                    Rhode Island. Prior to 1996, Mr. Chace had
                                    been a private investor. Mr. Chace's
                                    business address is One Providence
                                    Washington Plaza, Providence, Rhode Island
                                    02903.

                                    Present Principal Occupation or Employment,
                                                 Material Positions
                                     Held During Past Five Years, and Business
 Name                                                 Address
 ----                               -------------------------------------------
 James N. Gamble..................  Mr. Gamble has been engaged in the investment counseling business since 1956,
                                    currently under the name Gamble, Jones,
                                    Morphy & Bent, and has been a director of
                                    MS Property Company since 1993. His
                                    business address is 301 East Colorado
                                    Blvd., Suite 802, Pasadena, California
                                    91101.

 Michael A. Goldberg..............  Mr. Goldberg has, for more than the past five years, served as President of
                                    Berkshire Hathaway Credit Corporation.

 Marc D. Hamburg..................  Mr. Hamburg has been the Vice President and
                                    Treasurer of Berkshire for more than the
                                    past five years.

 Jeffrey L. Jacobson..............  Mr. Jacobson has served as Vice President and Chief Financial Officer of Wesco since
                                    1984. He has also served MS Property as
                                    Vice President and Chief Financial Officer
                                    since 1993. He has also served as a
                                    director of Blue Chip Stamps since 1987,
                                    and currently serves as its Vice President
                                    and Chief Financial Officer. His business
                                    address is 301 East Colorado Blvd.,
                                    Suite 300, Pasadena, California 91101.

 Forrest N. Krutter...............  Mr. Krutter has served as Secretary of
                                    Berkshire for more than the past five
                                    years.

 Ronald L. Olson..................  Mr. Olson has, for more than the past five years, been a partner in the law firm of
                                    Munger, Tolles & Olson LLP. He is also a
                                    director of Edison International, Western
                                    Asset Trust, Inc. and Pacific American
                                    Income Shares Inc. His business address is
                                    355 S. Grand Avenue, 35th Floor, Los
                                    Angeles, California 90071.

 Elizabeth Caspers Peters.........  Ms. Caspers Peters has been engaged in personal investments for more than the past
                                    five years. She has also been a director of
                                    MS Property Company since 1993. Her
                                    business address is 301 East Colorado
                                    Blvd., Suite 300, Pasadena, California
                                    91101.

 David K. Robinson................  Mr. Robinson has been of counsel to Hahn &
                                    Hahn, attorneys at law, since January 1999,
                                    and prior thereto, a partner of that firm
                                    for approximately 50 years and legal
                                    counsel for Wesco for more than the past
                                    five years. His business address is 301
                                    East Colorado Blvd., Suite 900, Pasadena,
                                    California 91101.

 Robert E. Sahm...................  Mr. Sahm has, since 1971, served Wesco as
                                    Vice President in charge of building
                                    management and, ultimately, all real estate
                                    operations. He has also served MS Property
                                    Company as Senior Vice President in charge
                                    of property management, development and
                                    sales, and as a director. His business
                                    address is 301 East Colorado Blvd., Suite
                                    300, Pasadena, California 91101.

 Walter Scott, Jr.................  Mr. Scott has been Chairman of the Board of
                                    Level 3 Communications, Inc., a
                                    communications and information services
                                    company, since 1979. Level 3 Communications
                                    was formerly known as Peter Kiewit Sons',
                                    Inc., for which, until the spin-off of its
                                    construction operations in March 1998, Mr.
                                    Scott also served as Chief Executive
                                    Officer. Mr. Scott is also a director of
                                    MidAmerican Energy Holdings Company,
                                    Burlington Resources, Inc., ConAgra, Inc.,
                                    Valmont Industries, Inc., Commonwealth
                                    Telephone Enterprises, Inc. and RCN
                                    Corporation.

  Manually signed facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal, certificates for the Shares and any other required documents should be sent by each stockholder of the Company or such stockholder's broker-dealer, commercial bank, trust company or other nominee to the Depositary as follows:

                       The Depositary for the Offer is:

                    AMERICAN STOCK TRANSFER & TRUST COMPANY

           By Mail:                  By Facsimile Transmission:     By Hand or Overnight Courier:
   American Stock Transfer &               (718) 234-5001             American Stock Transfer &
        Trust Company                                                      Trust Company
  40 Wall Street, 46th Floor                                         40 Wall Street, 46th Floor
   New York, New York 10005                                          New York, New York 10005

                             To Confirm Receipt of
                    Facsimile and for General Information:
                                (212) 936-5100
                                (718) 921-8200

                              Confirm Receipt of
                         Notice of Guaranteed Delivery
                                 by Telephone:
                                (212) 936-5199
                                (718) 921-8200

  Any questions or requests for assistance or additional copies of the Offer to Purchase and the Letter of Transmittal may be directed to the Information Agent at its telephone number and location listed below. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.

                    The Information Agent for the Offer is:

                   GEORGESON SHAREHOLDER COMMUNICATIONS INC.
                          17 State Street, 10th Floor
                           New York, New York 10004
                 Banks and Broker Call Collect: (212) 440-9800
                   All Others Call Toll Free: (800) 223-2064

                                                                  EXHIBIT (a)(2)

                             Letter of Transmittal
           To Tender Shares of Common Stock and Class B Common Stock
                                      of
                      CORT Business Services Corporation
                       Pursuant to the Offer to Purchase
                            Dated January 21, 2000
                                      by
                              C Acquisition Corp.
                           a wholly owned subsidiary
                                      of
                         Wesco Holdings Midwest, Inc.
                    and an indirect wholly owned subsidiary
                                      of
                          Wesco Financial Corporation

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
      TIME, ON THURSDAY, FEBRUARY 17, 2000, UNLESS THE OFFER IS EXTENDED.


                       The Depositary for the Offer is:

                    American Stock Transfer & Trust Company

                 By Mail:                       By Facsimile Transmission:            By Hand or Overnight Courier:
  American Stock Transfer & Trust Company    (For Eligible Institutions Only)   American Stock Transfer & Trust Company
         40 Wall Street, 46th Floor                                                    40 Wall Street, 46th Floor
          New York, New York 10005                   (718) 234-5001                     New York, New York 10005

                                                 Confirm by Telephone to:

                                                     (212) 936-5100
                                                     (718) 921-8200

  DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY. YOU MUST SIGN THIS LETTER OF TRANSMITTAL IN THE APPROPRIATE SPACE THEREFOR PROVIDED BELOW AND COMPLETE THE SUBSTITUTE FORM W-9 SET FORTH BELOW.

  THE INSTRUCTIONS CONTAINED WITHIN THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

  This Letter of Transmittal is to be used by stockholders of CORT Business Services Corporation if certificates for Shares (as such term is defined below) are to be forwarded herewith or, unless an Agent's Message (as defined in Instruction 2 below) is utilized, if delivery of Shares is to be made by book-entry transfer to an account maintained by the Depositary at the Book-Entry Transfer Facility (as defined in Section 2, and pursuant to the procedures set forth in Section 3, of the Offer to Purchase). Stockholders who deliver Shares by book-entry transfer are referred to herein as "Book-Entry Stockholders" and other stockholders who deliver Shares are referred to herein as "Certificate Stockholders."

  Stockholders whose certificates for Shares are not immediately available or who cannot deliver either the certificates for, or a Book-Entry Confirmation (as defined in Section 2 of the Offer to Purchase) with respect to, their Shares and all other documents required hereby to the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase) must tender their Shares pursuant to the guaranteed delivery procedures set forth in
Section 3 of the Offer to Purchase. See Instruction 2. DELIVERY OF DOCUMENTS TO THE BOOK-ENTRY TRANSFER FACILITY WILL NOT CONSTITUTE DELIVERY TO THE DEPOSITARY.

[_] CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER TO
    THE DEPOSITARY'S ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING (ONLY PARTICIPANTS IN THE BOOK-ENTRY TRANSFER FACILITY MAY DELIVER SHARES BY BOOK-ENTRY TRANSFER):

    Name of Tendering Institution ______________________________________________

    Account Number _____________________________________________________________

    Transaction Code Number ____________________________________________________

[_] CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF
    GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE
    FOLLOWING:

    Name of Registered Owner(s) ________________________________________________

    Window Ticket Number (if any) ______________________________________________

    Date of Execution of Notice of Guaranteed Delivery _________________________

    Name of Institution that Guaranteed Delivery _______________________________

    If delivered by Book-Entry Transfer, check box: [_]

    Account Number _____________________________________________________________

    Transaction Code Number ____________________________________________________



                                                 DESCRIPTION OF SHARES SURRENDERED
------------------------------------------------------------------------------------------------------------------------------------
             Name(s) and Address(es) of Registered Holder(s)                                   Share Certificate(s) Enclosed
(Please fill in, if blank, exactly as name(s) appear(s) on Share Certificate(s))       (Attach additional signed list if necessary)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                Number of Shares
                                                                                                                 Represented by
                                                                                              Share Certificate       Share
                                                                                                Number(s)(1)    Certificate(s)(1)
                                                                                        --------------------------------------------

                                                                                        --------------------------------------------

                                                                                        --------------------------------------------

                                                                                        --------------------------------------------

                                                                                        --------------------------------------------

                                                                                        --------------------------------------------

                                                                                        --------------------------------------------
                                                                                            Total Shares
------------------------------------------------------------------------------------------------------------------------------------

 (1) Need not be completed by Book-Entry Stockholders. Unless otherwise indicated, it will be assumed that all Shares represented by Share certificates delivered to the Depositary are being tendered hereby. See Instruction 4.

                   NOTE: SIGNATURES MUST BE PROVIDED BELOW.

     PLEASE READ THE INSTRUCTIONS SET FORTH IN THIS LETTER OF TRANSMITTAL
                                  CAREFULLY.

Ladies and Gentlemen:

  The undersigned hereby tenders to C Acquisition Corp., a Delaware corporation ("Purchaser"), a wholly owned subsidiary of Wesco Holdings Midwest, Inc., a Nebraska corporation ("Parent"), and an indirect wholly-owned subsidiary of Wesco Financial Corporation, a Delaware corporation ("Ultimate Parent"), the above-described shares of Common Stock, par value $.01 per share, and/or Class B Common Stock, par value $.01 per share (the "Shares"), of CORT Business Services Corporation, a Delaware corporation (the "Company"), pursuant to Purchaser's offer to purchase all of the outstanding Shares at a price of $28.00 per Share, net to the seller in cash, without interest thereon (the "Offer Price") upon the terms and subject to the conditions set forth in the Offer to Purchase dated January 21, 2000 and in this Letter of Transmittal (which, together with any amendments or supplements thereto or hereto, collectively constitute the "Offer"). The undersigned understands that Purchaser reserves the right to assign, in whole or from time to time in part, to Parent or to any direct or indirect subsidiary of Parent the right to purchase all or any portion of the Shares tendered pursuant to the Offer, but any such assignment will not relieve Purchaser of its obligations under the Offer and will in no way prejudice the rights of tendering Stockholders to receive payment for Shares validly tendered and accepted for payment pursuant to the Offer. Receipt of the Offer is hereby acknowledged.

  The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of January 14, 2000 (the "Merger Agreement"), by and among Ultimate Parent, Parent, Purchaser and the Company.

  Upon the terms and subject to the conditions of the Offer (and if the Offer is extended or amended, the terms of any such extension or amendment), subject to, and effective upon, acceptance for payment of, and payment for, the Shares tendered herewith in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, Purchaser all right, title and interest in and to all the Shares that are being tendered hereby (and any and all non-cash dividends, distributions, rights, other Shares or other securities issued or issuable in respect thereof on or after January 14, 2000 (collectively, "Distributions")) and irrevocably constitutes and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to such Shares (and all Distributions), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (i) deliver certificates for such Shares (and any and all Distributions), or transfer ownership of such Shares (and any and all Distributions), on the account books maintained by the Book-Entry Transfer Facility, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of Purchaser, (ii) present such Shares (and any and all Distributions) for transfer on the books of the Company, and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares (and any and all Distributions), all in accordance with the terms of the Offer.

  By executing this Letter of Transmittal, the undersigned irrevocably appoints Marc D. Hamburg and Robert H. Bird, in their respective capacities as officers of Purchaser, and any individual who shall thereafter succeed to any such office of Purchaser, and each of them, as the attorneys-in-fact and proxies of the undersigned, each with full power of substitution and resubstitution, to vote at any annual or special meeting of the stockholders of the Company or any adjournment or postponement thereof or otherwise in such manner as each such attorney-in-fact and proxy or his substitute shall in his sole discretion deem proper with respect to, to execute any written consent concerning any matter as each such attorney-in-fact and proxy or his substitute shall in his sole discretion deem proper with respect to, and to otherwise act as each such attorney-in-fact and proxy or his substitute shall in his sole discretion deem proper with respect to, all of the Shares (and any and all Distributions), tendered hereby and accepted for payment by Purchaser. This appointment will be effective if and when, and only to the extent that, Purchaser accepts such Shares for payment pursuant to the Offer. This power of attorney and proxy are irrevocable and are granted in consideration of the acceptance for payment of such Shares in accordance with the terms of the Offer. Such acceptance for payment shall, without further action, revoke any prior powers of attorney and proxies granted by the undersigned at any time with respect to such Shares (and any and all Distributions), and no subsequent powers of attorney, proxies, consents or revocations may be given by the undersigned with respect thereto (and, if given, will not be deemed effective). Purchaser reserves the right to require that, in order for Shares (or other Distributions), to be deemed validly tendered, immediately upon Purchaser's acceptance for payment of such Shares, Purchaser must be able to exercise full voting, consent and other rights with respect to such Shares (and any and all Distributions), including voting at any meeting of the stockholders of the Company.

  The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Shares tendered hereby and all Distributions, that the undersigned owns the Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that the tender of the tendered Shares complies with Rule 14e-4 under the Exchange Act, and that when the same are accepted for payment by Purchaser, Purchaser will acquire good, marketable and unencumbered title thereto and to all Distributions, free and clear of all liens, restrictions, charges and encumbrances and the same will not be subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or Purchaser to be necessary or desirable to complete the sale, assignment and transfer of the Shares tendered hereby and all Distributions. In addition, the undersigned shall remit and transfer promptly to the Depositary for the account of Purchaser all Distributions in respect of the Shares tendered hereby, accompanied by appropriate documentation of transfer, and, pending such remittance and transfer or appropriate assurance thereof, Purchaser shall be entitled to all rights and privileges as owner of each such Distribution and may withhold the entire purchase price of the Shares tendered hereby or deduct from such purchase price, the amount or value of such Distribution as determined by Purchaser in its sole discretion.

  All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns of the undersigned. Except as stated in the Offer to Purchase this tender is irrevocable.

  The undersigned understands that the valid tender of Shares pursuant to any one of the procedures described in Section 3 of the Offer to Purchase and in the Instructions hereto will constitute a binding agreement between the undersigned and Purchaser upon the terms and subject to the conditions of the Offer (and if the Offer is extended or amended, the terms or conditions of any such extension or amendment). Without limiting the foregoing, if the price to be paid in the Offer is amended in accordance with the Merger Agreement, the price to be paid to the undersigned will be the amended price notwithstanding the fact that a different price is stated in this Letter of Transmittal. The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, Purchaser may not be required to accept for payment any of the Shares tendered hereby.

  Unless otherwise indicated under "Special Payment Instructions," please issue the check for the purchase price of all Shares purchased and/or return any certificates for Shares not tendered or accepted for payment in the name(s) of the registered holder(s) appearing above under "Description of Shares Tendered." Similarly, unless otherwise indicated under "Special Delivery Instructions," please mail the check for the purchase price of all Shares purchased and/or return any certificates for Shares not tendered or not accepted for payment (and any accompanying documents, as appropriate) to the address(es) of the registered holder(s) appearing above under "Description of Shares Tendered." In the event that the boxes entitled "Special Payment Instructions" and "Special Delivery Instructions" are both completed, please issue the check for the purchase price of all Shares purchased and/or return any certificates evidencing Shares not tendered or not accepted for payment (and any accompanying documents, as appropriate) in the name(s) of, and deliver such check and/or return any such certificates (and any accompanying documents, as appropriate) to, the person(s) so indicated. Unless otherwise indicated herein in the box entitled "Special Payment Instructions," please credit any Shares tendered herewith by book-entry transfer that are not accepted for payment by crediting the account at the Book-Entry Transfer Facility. The undersigned recognizes that Purchaser has no obligation, pursuant to the "Special Payment Instructions," to transfer any Shares from the name of the registered holder thereof if Purchaser does not accept for payment any of the Shares so tendered.

[_] CHECK HERE IF ANY OF THE CERTIFICATES REPRESENTING SHARES THAT YOU OWN HAVE
    BEEN LOST, DESTROYED OR STOLEN AND SEE INSTRUCTION 11.

Number of Shares represented by lost, destroyed or stolen certificates:


     SPECIAL PAYMENT INSTRUCTIONS            SPECIAL DELIVERY INSTRUCTIONS
  (See Instructions 1, 4, 5, and 6)        (See Instructions 1, 4, 5, and 7)


   Fill in ONLY if check is to be            Fill in ONLY if check is to be
 issued in a name other than that          issued in the name set forth
 set forth above.                          above but delivered to an address
                                           other than that set forth above.


 Issue and deliver check to:

                                           Deliver check to:

 Name _____________________________
           (Please Print)                  Name _____________________________
 Address __________________________                  (Please Print)
 __________________________________        Address __________________________
 __________________________________        __________________________________
 __________________________________        __________________________________
 __________________________________        __________________________________
         (Include Zip Code)                __________________________________
 __________________________________                (Include Zip Code)

   (Tax Identification or Social
          Security Number)
        (See Instruction 11)

                                   IMPORTANT
                             STOCKHOLDER SIGN HERE
                   (Also Complete Substitute Form W-9 Below)
 ____________________________________________________________________________
 ____________________________________________________________________________
                           (Signature(s) of Owner(s))

 Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 4. (For information concerning signature guarantees see Instruction 3.)

 Dated: _______________________________________________________________, 2000

 Name(s) ____________________________________________________________________

 ____________________________________________________________________________
                                 (Please Print)
 Capacity ___________________________________________________________________
                              (See Instruction 4)
 Address ____________________________________________________________________

 ____________________________________________________________________________
                              (Including Zip Code)

 Area Code and Telephone No. (Business) _____________________________________

 Area Code and Telephone No. (Residence) ____________________________________

 Tax Identification or Social Security No. __________________________________
                                      (Complete the Substitute Form W-9
                                      contained herein)

                             SIGNATURE GUARANTEE
                   (See Instructions 1 and 5, if required)

 Authorized Signature _______________________________________________________

 Name _______________________________________________________________________
                                 (Please Print)

 Title ______________________________________________________________________
                                 (Please Print)

 Name of Firm _______________________________________________________________

 Address ____________________________________________________________________
                               (Include Zip Code)

 Area Code and Telephone No. ________________________________________________

 Dated ________________________________________________________________, 2000

                                 INSTRUCTIONS
             Forming Part of the Terms and Conditions of the Offer

  (1) Guarantee of Signatures. No signature guarantee is required on this Letter of Transmittal (a) if this Letter of Transmittal is signed by the registered holder(s) (which term, for purposes of this Instruction 1, includes any participant in any of the Book-Entry Transfer Facility's systems whose name appears on a security position listing as the owner of the Shares) of Shares tendered herewith, unless such registered holder(s) has completed either the box entitled "Special Payment Instructions" or the box entitled "Special Delivery Instructions" on the Letter of Transmittal or (b) if such Shares are tendered for the account of a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (each, an "Eligible Institution"). In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 5.

  (2) Delivery of Letter of Transmittal and Shares; Guaranteed Delivery Procedures. This Letter of Transmittal is to be completed by stockholders of the Company either if Share certificates are to be forwarded herewith or, unless an Agent's Message is utilized, if delivery of Shares is to be made by book-entry transfer pursuant to the procedures set forth herein and in Section 3 of the Offer to Purchase. For a stockholder to validly tender Shares pursuant to the Offer, either (a) a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees or an Agent's Message (in connection with book-entry transfer) and any other required documents, must be received by the Depositary at one of its addresses set forth herein prior to the Expiration Date and either (i) certificates for tendered Shares must be received by the Depositary at one of such addresses prior to the Expiration Date or (ii) Shares must be delivered pursuant to the procedures for book-entry transfer set forth herein and in Section 3 of the Offer to Purchase and a Book-Entry Confirmation must be received by the Depositary prior to the Expiration Date or (b) the tendering stockholder must comply with the guaranteed delivery procedures set forth herein and in Section 3 of the Offer to Purchase.

  Stockholders whose certificates for Shares are not immediately available or who cannot deliver their certificates and all other required documents to the Depositary prior to the Expiration Date or who cannot comply with the book-entry transfer procedures on a timely basis may tender their Shares by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedure set forth herein and in Section 3 of the Offer to Purchase.

  Pursuant to such guaranteed delivery procedures, (i) such tender must be made by or through an Eligible Institution, (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by Purchaser, must be received by the Depositary prior to the Expiration Date and
(iii) the certificates for all tendered Shares, in proper form for transfer (or the Book-Entry Confirmation with respect to all tendered Shares), together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message) and any other required documents must be received by the Depositary within three trading days after the date of execution of such Notice of Guaranteed Delivery. A "trading day" is any day on which the NYSE is open for business.

  The term "Agent's Message" means a message, transmitted by the Book-Entry Transfer Facility to, and received by, the Depositary and forming a part of a Book-Entry Confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the participant in the Book-Entry Transfer Facility tendering the Shares which are subject to such Book-Entry Confirmation, that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that Purchaser may enforce such agreement against the participant.

  The signatures on this Letter of Transmittal cover the Shares tendered hereby.

  THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH THE BOOK-ENTRY TRANSFER FACILITY, IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY. IF DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT THE STOCKHOLDER USE PROPERLY INSURED REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

  No alternative, conditional or contingent tenders will be accepted, and no fractional Shares will be purchased. All tendering stockholders, by executing this Letter of Transmittal (or facsimile thereof), waive any right to receive any notice of acceptance of their Shares for payment.

  (3) Inadequate Space. If the space provided herein under "Description of Shares Tendered" is inadequate, the number of Shares tendered and the Share certificate numbers with respect to such Shares should be listed on a separate signed schedule attached hereto.

  (4) Partial Tenders. (Not applicable to stockholders who tender by book-entry transfer). If fewer than all the Shares evidenced by any Share certificate delivered to the Depositary herewith are to be tendered hereby, fill in the number of Shares that are to be tendered in the box entitled "Number of Shares Tendered." In any such case, new certificate(s) for the remainder of the Shares that were evidenced by the old certificates will be sent to the registered holder, unless otherwise provided in the appropriate box on this Letter of Transmittal, as soon as practicable after the Expiration Date or the termination of the Offer. All Shares represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

  (5) Signatures on Letter of Transmittal; Stock Powers and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever.

  If any of the Shares tendered hereby are held of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

  If any of the tendered Shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

  If this Letter of Transmittal or any Share certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Purchaser of the authority of such person so to act must be submitted.

  If this Letter of Transmittal is signed by the registered holder(s) of the Shares listed and transmitted hereby, no endorsements of Share certificates or separate stock powers are required unless payment or certificates for Shares not tendered or not accepted for payment are to be issued in the name of a person other than the registered holder(s). Signatures on any such Share certificates or stock powers must be guaranteed by an Eligible Institution.

  If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Shares evidenced by certificates listed and transmitted hereby, the Share certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the Share certificates. Signature(s) on any such Share certificates or stock powers must be guaranteed by an Eligible Institution.

  (6) Stock Transfer Taxes. Except as otherwise provided in this Instruction 6, Purchaser will pay all stock transfer taxes with respect to the transfer and sale of any Shares to it or its order pursuant to the Offer. If, however, payment of the purchase price of any Shares purchased is to be made to, or if certificates for Shares not tendered or not accepted for payment are to be registered in the name of, any person other than the registered holder(s), or if tendered certificates are registered in the name of any person other than the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder(s) or such other person) payable on account of the transfer to such other person will be deducted from the purchase price of such Shares purchased unless evidence satisfactory to Purchaser of the payment of such taxes, or exemption therefrom, is submitted.

  Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the Share certificates evidencing the Shares tendered hereby.

  (7) Special Payment and Delivery Instructions. If a check for the purchase price of any Shares accepted for payment is to be issued in the name of, and/or Share certificates for Shares not accepted for payment or not tendered are to be issued in the name of and/or returned to, a person other than the signer of this Letter of Transmittal or if a check is to be sent, and/or such certificates are to be returned, to a person other than the signer of this Letter of Transmittal, or to an address other than that shown above, the appropriate boxes on this Letter of Transmittal should be completed. Any stockholder(s) delivering Shares by book-entry transfer may request that Shares not purchased be credited to such account maintained at the Book-Entry Transfer Facility as such stockholder(s) may designate in the box entitled "Special Payment Instructions." If no such instructions are given, any such Shares not purchased will be returned by crediting the same account at the Book-Entry Transfer Facility as the account from which such Shares were delivered.

  (8) Requests for Assistance or Additional Copies. Questions and requests for assistance or additional copies of the Offer to Purchase, this Letter of Transmittal, the Notice of Guaranteed Delivery and the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 may be directed to the Information Agent at its address and phone numbers set forth below, or from brokers, dealers, commercial banks or trust companies.

  (9) Waiver of Conditions. Subject to the Merger Agreement, Purchaser reserves the absolute right in its sole discretion to waive, at any time or from time to time, any of the specified conditions of the Offer, in whole or in part, in the case of any Shares tendered.

  (10) Backup Withholding. In order to avoid "backup withholding" of federal income tax on payments of cash pursuant to the Offer, a stockholder surrendering Shares in the Offer must, unless an exemption applies, provide the Depositary with such stockholder's correct taxpayer identification number ("TIN") on Substitute Form W-9 in this Letter of Transmittal and certify, under penalties of perjury, that such TIN is correct and that such stockholder is not subject to backup withholding.

  Backup withholding is not an additional income tax. Rather, the amount of the backup withholding can be credited against the federal income tax liability of the person subject to the backup withholding, provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained by the stockholder upon filing an income tax return.

  The stockholder is required to give the Depositary the TIN (i.e., social security number or employer identification number) of the record owner of the Shares. If the Shares are held in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report.

  The box in Part 3 of the Substitute Form W-9 may be checked if the tendering stockholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked, the stockholder or other payee must also complete the Certificate of Awaiting Taxpayer Identification Number below in order to avoid backup withholding. Notwithstanding that the box in Part 3 is checked and the Certificate of Awaiting Taxpayer Identification Number is completed, the Depositary will withhold 31% on all payments made prior to the time a properly certified TIN is provided to the Depositary. However, such amounts will be refunded to such stockholder if a TIN is provided to the Depositary within 60 days.

  Certain stockholders (including, among others, all corporations and certain foreign individuals and entities) are not subject to backup withholding. Noncorporate foreign stockholders should complete and sign the main signature form and a Form W-8, Certificate of Foreign Status, a copy of which may be obtained from the Depositary, in order to avoid backup withholding. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for more instructions.

  (11) Lost, Destroyed or Stolen Share Certificates. If any certificate(s) representing Shares has been lost, destroyed or stolen, the stockholder should promptly notify the Depositary by checking the box immediately preceding the special payment/special delivery instructions and indicating the number of Shares lost. The stockholder will then be instructed as to the steps that must be taken in order to replace the Share certificate(s). This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, destroyed or stolen Share certificates have been followed.

  IMPORTANT: THIS LETTER OF TRANSMITTAL (OR FACSIMILE HEREOF) TOGETHER WITH ANY REQUIRED SIGNATURE GUARANTEES, OR, IN THE CASE OF A BOOK-ENTRY TRANSFER, AN AGENT'S MESSAGE, AND ANY OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE DEPOSITARY PRIOR TO THE EXPIRATION DATE AND EITHER CERTIFICATES FOR TENDERED SHARES MUST BE RECEIVED BY THE DEPOSITARY OR SHARES MUST BE DELIVERED PURSUANT TO THE PROCEDURES FOR BOOK-ENTRY TRANSFER, IN EACH CASE PRIOR TO THE EXPIRATION DATE, OR THE TENDERING STOCKHOLDER MUST COMPLY WITH THE PROCEDURES FOR GUARANTEED DELIVERY.

                           IMPORTANT TAX INFORMATION

  Under federal income tax law, a stockholder whose tendered Shares are accepted for payment is required to provide the Depositary (as payer) with such stockholder's correct taxpayer identification number on Substitute
Form W-9 below. If such stockholder is an individual, the taxpayer identification number is his or her social security number. If a tendering stockholder is subject to backup withholding, such stockholder must cross out item (2) of the Certification box on the Substitute Form W-9. If the Depositary is not provided with the correct taxpayer identification number, the stockholder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such stockholder with respect to Shares purchased pursuant to the Offer may be subject to backup withholding.

  Certain stockholders (including, among others, all corporations, and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that stockholder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status. Such statements can be obtained from the Depositary. Exempt stockholders, other than foreign individuals, should furnish their TIN, write "Exempt" on the face of the Substitute Form W-9 below, and sign, date and return the Substitute Form W-9 to the Depositary. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions.

  If backup withholding applies, the Depositary is required to withhold 31% of any payments made to the stockholder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

Purpose of Substitute Form W-9
  To prevent backup withholding on payments that are made to a stockholder with respect to Shares purchased pursuant to the Offer, the stockholder is required to notify the Depositary of such stockholder's correct taxpayer identification number by completing the form contained herein certifying that the taxpayer identification number provided on Substitute Form W-9 is correct (or that such stockholder is awaiting a taxpayer identification number).

What Number to Give the Depositary
  The stockholder is required to give the Depositary the social security number or employer identification number of the record owner of the Shares. If the Shares are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report. If the tendering stockholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, such stockholder should write "Applied For" in the space provided for in the TIN in Part 1, and sign and date the Substitute Form W-9. If "Applied For" is written in Part I and the Depositary is not provided with a TIN within 60 days, the Depositary will withhold 31% on all payments of the purchase price until a TIN is provided to the Depositary.


                                              PAYER'S NAME:
----------------------------------------------------------------------------------------------------------------------
 SUBSTITUTE                              Part 1--PLEASE PROVIDE
 Form W-9                                YOUR TIN IN THE BOX AT                   ------------------------------------
 Department of the Treasury               RIGHT AND CERTIFY BY                        Social Security Number (If
 Internal Revenue Service               SIGNING AND DATING BELOW.                 awaiting TIN write "Applied For")

 Payer's Request for Taxpayer                                                                    OR
 Identification Number ("TIN")
                                                                                  -------------------------------------
                                                                                     Employer Identification Number
                                                                                  (If awaiting TIN write "Applied For")

------------------------------------------------------------------------------------------------------------------------

 Part 2--Certificate--Under penalties of perjury, I certify that:

 (1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued for me), and

 (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal
     Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c)
     the IRS has notified me that I am no longer subject to backup withholding.
--------------------------------------------------------------------------------
 CERTIFICATION INSTRUCTIONS--You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of under-reporting interest or dividends on your tax returns. However, if after being notified by the IRS that you are subject to backup withholding, you receive another notification from the IRS that you are no longer subject to backup withholding, do not cross out such item (2). (Also see instructions in the enclosed
   Guidelines).
--------------------------------------------------------------------------------

                                                            Part 3--
 Signature _________________  Date ________________, 2000   Awaiting TIN [_]

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING
      OF 31% OF ANY CASH PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

       YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED
              THE BOX IN PART 3 OF THE SUBSTITUTE FORM W-9.


             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

   I certify under penalties of perjury that a Taxpayer Identification Number has not been issued to me, and either (1) I have mailed or delivered an application to receive a Taxpayer Identification Number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a Taxpayer Identification Number by the time of payment, 31% of all reportable cash payments made to me thereafter may be withheld, but that such amounts may be refunded to me if I then provide a Taxpayer Identification Number within 60 days.

 Signature _____________________________________  Date: ___________ , 2000


  Questions and requests for assistance or additional copies of the Offer to Purchase, this Letter of Transmittal and other tender offer materials may be directed to the Information Agent at its address and telephone numbers set forth below:

                    The Information Agent for the Offer is:

                   Georgeson Shareholder Communications Inc.
                                17 State Street
                            New York, New York 10004
                 Banks and Brokers Call Collect: (212) 440-9846
                   All Others Call Toll Free: (800) 223-2064

                                                                  EXHIBIT (a)(3)

                           OFFER TO PURCHASE FOR CASH
        All Outstanding Shares of Common Stock and Class B Common Stock
                                       of
                       CORT Business Services Corporation
                                       at
                              $28.00 Net per Share
                                       by
                              C Acquisition Corp.
                          a wholly owned subsidiary of

                         Wesco Financial Holdings, Inc.
                   and an indirect wholly owned subsidiary of

                          Wesco Financial Corporation

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
      TIME, ON THURSDAY, FEBRUARY 17, 2000, UNLESS THE OFFER IS EXTENDED.

                                                                January 21, 2000

To Brokers, Dealers, Commercial Banks,
 Trust Companies and Other Nominees:

   We have been appointed by C Acquisition Corp., a Delaware corporation ("Purchaser"), a wholly owned subsidiary of Wesco Holdings Midwest, Inc., a Nebraska corporation ("Parent"), and an indirect wholly owned subsidiary of Wesco Financial Corporation, a Delaware corporation ("Ultimate Parent"), to act as Information Agent in connection with Purchaser's offer to purchase all outstanding shares of Common Stock, par value $.01 per share, and Class B Common Stock, par value $.01 per share (the "Shares"), of CORT Business Services Corporation, a Delaware corporation ("Company"), at $28.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase dated January 21, 2000 (the "Offer to Purchase") and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer") enclosed herewith. Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee.

   The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the Expiration Date (as defined in the Offer to Purchase) that number of Shares which (together with all Shares owned by Parent, Purchaser or their affiliates) constitutes a majority of the Shares outstanding on a fully-diluted basis on the date Shares are accepted for payment. The Offer is also subject to other conditions set forth in the Offer to Purchase.

   For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

     1. Offer to Purchase dated January 21, 2000;

     2. Letter of Transmittal for your use in accepting the Offer and tendering Shares and for the information of your clients;

     3. Notice of Guaranteed Delivery to be used to accept the Offer if certificates for Shares and all other required documents cannot be delivered to the Depositary, or if the procedures for book-entry transfer cannot be completed, by the Expiration Date (as defined in the Offer to Purchase);

     4. A letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer;

     5. A letter to stockholders of the Company from the President and Chief Executive Officer of the Company, accompanied by the Company's
  Solicitation/Recommendation Statement on Schedule 14d-9 filed with the Securities and Exchange Commission and mailed to stockholders;

     6. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

     7. A return envelope addressed to the American Stock Transfer & Trust Company (the "Depositary").

   Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), Purchaser will accept for payment and pay for Shares which are validly tendered prior to the Expiration Date and not theretofore properly withdrawn when, as and if Purchaser gives oral or written notice to the Depositary of Purchaser's acceptance of such Shares for payment pursuant to the Offer. Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (i) certificates for such Shares, or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at The Depositary Trust Company, pursuant to the procedures described in Section 3 of the Offer to Purchase, (ii) a properly completed and duly executed Letter of Transmittal (or a properly completed and manually signed facsimile thereof) or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry transfer and
(iii) all other documents required by the Letter of Transmittal.

   Purchaser will not pay any fees or commissions to any broker or dealer or other person (other than the Information Agent and the Depositary as described in the Offer to Purchase) for soliciting tenders of Shares pursuant to the Offer. Purchaser will, however, upon request, reimburse brokers, dealers, commercial banks and trust companies for customary mailing and handling costs incurred by them in forwarding the enclosed materials to their customers.

   Purchaser will pay or cause to be paid all stock transfer taxes applicable to its purchase of Shares pursuant to the Offer, subject to Instruction 6 of the Letter of Transmittal.

   WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, FEBRUARY 17, 2000, UNLESS THE OFFER IS EXTENDED.

   In order to take advantage of the Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message in connection with a book-entry transfer of Shares, and any other required documents, should be sent to the Depositary, and certificates representing the tendered Shares should be delivered or such Shares should be tendered by book-entry transfer, all in accordance with the Instructions set forth in the Letter of Transmittal and in the Offer to Purchase.

   If holders of Shares wish to tender, but it is impracticable for them to forward their certificates or other required documents or to complete the procedures for delivery by book-entry transfer prior to the expiration of the Offer, a tender may be effected by following the guaranteed delivery procedures specified in Section 3 of the Offer to Purchase.

   Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, Georgeson Shareholder Communications Inc., the Information Agent, at the address and telephone number set forth on the back cover of the Offer to Purchase.

                                       Very truly yours,

                                       Georgeson Shareholder
                                       Communications Inc.

   NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF PARENT, PURCHASER, THE COMPANY, THE INFORMATION AGENT, THE DEPOSITARY OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

                                                                  EXHIBIT (a)(4)

                          OFFER TO PURCHASE FOR CASH
        All Outstanding Shares of Common Stock and Class B Common Stock

                                      of

                      CORT Business Services Corporation

                                      at

                             $28.00 Net per Share

                                      by

                              C Acquisition Corp.

                         a wholly owned subsidiary of

                         Wesco Holdings Midwest, Inc.

                  and an indirect wholly owned subsidiary of

                          Wesco Financial Corporation

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
      TIME, ON THURSDAY, FEBRUARY 17, 2000, UNLESS THE OFFER IS EXTENDED.


                                                               January 21, 2000

To Our Clients:

   Enclosed for your consideration are the Offer to Purchase dated January 21, 2000 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the ("Offer") in connection with the offer by C Acquisition Corp., a Delaware corporation ("Purchaser"), a wholly owned subsidiary of Wesco Holdings Midwest, Inc., a Nebraska corporation ("Parent"), and an indirect wholly owned subsidiary of Wesco Financial Corporation, a Delaware corporation ("Ultimate Parent"), to purchase for cash all outstanding shares of Common Stock, par value $.01 per share, and Class B Common Stock, par value $.01 per share (the "Shares"), of CORT Business Services Corporation, a Delaware corporation (the "Company"). We are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

   We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

   Your attention is invited to the following:

     1. The offer price is $28.00 per Share, net to you in cash without interest.

     2. The Offer is being made for all outstanding Shares.

     3. The Board of Directors of the Company has unanimously determined that the Offer and the Merger (as defined in the Merger Agreement) are fair to, and in the best interests of, the Company and its stockholders, has unanimously approved the Merger Agreement (as defined in the Offer to Purchase) and the transactions contemplated thereby, including the Offer and the Merger, and unanimously recommends that stockholders accept the Offer and tender all of their Shares pursuant thereto.

     4. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Thursday, February 17, 2000, unless the Offer is extended.

     5. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the Expiration Date (as defined in the Offer to Purchase) that number of Shares which (together with all Shares owned by Parent, Purchaser or their affiliates) constitutes a majority of the Shares outstanding on a fully-diluted basis on the date Shares are accepted for payment. The Offer is also subject to other conditions set forth in the Offer to Purchase. See Section 14 of the Offer to Purchase.

     6. Any stock transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

   Purchaser is not aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute.

   If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the reverse side of this letter. Your instructions should be forwarded to us in sufficient time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

                       INSTRUCTIONS WITH RESPECT TO THE

                          Offer to Purchase for Cash
        All Outstanding Shares of Common Stock and Class B Common Stock

                                      of

                      CORT Business Services Corporation

   The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated January 21, 2000 and the related Letter of Transmittal in connection with the Offer by C Acquisition Corp., a Delaware corporation, a wholly owned subsidiary of Wesco Holdings Midwest, Inc., a Nebraska corporation, and an indirect wholly owned subsidiary of Wesco Financial Corporation, a Delaware corporation, to purchase all outstanding shares of Common Stock, par value $.01 per share, and Class B Common Stock, par value $.01 per share (the "Shares"), of CORT Business Services Corporation, a Delaware corporation.

   This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to be
tendered:*

______________________ Shares

Dated: ________________, 2000          ---------------------------------------

                                       ---------------------------------------
                                                    Signature(s)

                                       ---------------------------------------

                                       ---------------------------------------
                                                    Print Name(s)

                                       ---------------------------------------

                                       ---------------------------------------
                                                     Address(es)

                                       ---------------------------------------
                                           Area Code and Telephone Number

                                       ---------------------------------------
                                          Tax ID or Social Security Number
-------
* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

                                                                  EXHIBIT (a)(5)

                         NOTICE OF GUARANTEED DELIVERY

                                      for

           Tender of Shares of Common Stock or Class B Common Stock

                                      of

                      CORT Business Services Corporation

                                      to

                              C Acquisition Corp.
                         a wholly owned subsidiary of

                         Wesco Holdings Midwest, Inc.
                  and an indirect wholly owned subsidiary of

                          Wesco Financial Corporation
                   (Not to Be Used for Signature Guarantees)

   This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of Common Stock, par value $.01 per share, or Class B Common Stock, par value $.01 per share (the "Shares"), of CORT Business Services Corporation, a Delaware corporation, are not immediately available, if the procedure for book-entry transfer cannot be completed prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), or if time will not permit all required documents to reach the Depositary prior to the Expiration Date. Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:

                    American Stock Transfer & Trust Company

       By Mail:                  By Facsimile           By Hand or Overnight
                                Transmission:                 Courier:
    American Stock              (For Eligible
      Transfer &              Institutions Only)     American Stock Transfer &
    Trust Company                                          Trust Company
 40 Wall Street, 46th           (718) 234-5001          40 Wall Street, 46th
        Floor                                                  Floor
New York, New York 10005                              New York, New York 10005

                           Confirm by Telephone to:

                                (212) 936-5100
                                (718) 921-8200

   Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via facsimile number other than as set forth above will not constitute a valid delivery.

   This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

   The undersigned hereby tenders to C Acquisition Corp., a Delaware corporation ("Purchaser"), a wholly owned subsidiary of Wesco Holdings Midwest, Inc., a Nebraska corporation, and an indirect wholly owned subsidiary of Wesco Financial Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in Purchaser's Offer to Purchase dated January 21, 2000 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares set forth below of Common Stock, par value $.01 per share, and Class B Common Stock, par value $.01 per share (the "Shares"), of CORT Business Services Corporation, a Delaware corporation, pursuant to the guaranteed delivery procedures set forth in
Section 3 of the Offer to Purchase.





 Number of Shares: _________________       Name(s) of Record Holder(s):


 Certificate Nos. (if available):          _________________________________

                                           _________________________________
 ___________________________________                 Please Print

 ___________________________________
                                           Address(es):

 Check box if Shares will be               _________________________________
 tendered by book-entry
 transfer: [_]                             _________________________________
                                                                    Zip Code


 Account Number: ___________________       Area Code(s) and Telephone Num-
                                           ber(s):

 Dated: ______________________, 2000       _________________________________

                                           Signature(s):

                                           _________________________________

                                           _________________________________

                                   GUARANTEE
                   (Not to Be Used for Signature Guarantees)

   The undersigned, a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchange Medallion Program, guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message, and any other documents required by the Letter of Transmittal, within three trading days (as defined in the Offer to Purchase) after the date hereof.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

 Name of Firm: _____________________________________________________________

 ___________________________________________________________________________
                              Authorized Signature

 Address: __________________________________________________________________

 ___________________________________________________________________________
                                                                     Zip Code

 Area Code and Tel. No.: ___________________________________________________

 Name: _____________________________________________________________________
                                  Please Print

 Title: ____________________________________________________________________

 Dated: ____________, 2000

 NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES
       SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

                                                                  EXHIBIT (a)(7)


         WESCO FINANCIAL CORPORATION SUBSIDIARY COMMENCES TENDER OFFER
                    FOR CORT BUSINESS SERVICES CORPORATION

                      CORT BUSINESS SERVICES SHAREHOLDERS
                    TO RECEIVE $28.00 PER SHARE IN CASH FOR
                  COMMON SHARES IN FIRST STEP OF TRANSACTION

     PASADENA, Calif. and FAIRFAX, Va., January 21, 2000 - Wesco Financial Corporation (AMEX: WSC) and CORT Business Services Corporation (NYSE: CBZ) announced today that Wesco's indirect wholly owned subsidiary, C Acquisition Corp., commenced today the previously announced cash tender offer to purchase all shares of common stock of CORT for $28.00 per share.

     The tender offer is subject to certain conditions, including the tender of CORT shares giving C Acquisition Corp. at least a majority of the outstanding shares of CORT common stock on a fully diluted basis, and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Act. The tender offer is not conditioned upon obtaining financing.

     The offer and the right to withdraw tendered shares are scheduled to expire at 12:00 midnight, New York City time on Thursday, February 17, 2000, unless the offer is extended.

     Following the successful completion of the tender offer, Wesco will acquire the remaining CORT shares in a second-step merger in which each share of CORT common stock will be converted into the right to receive $28.00 in cash. As a result of the merger, CORT will become an indirect, wholly owned subsidiary of Wesco.

     This press release is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer is made only through the Offer to Purchase and the related Letter of Transmittal which are being mailed to CORT shareholders beginning January 21, 2000.

     Georgeson Shareholder Communications Inc. is acting as Information Agent in the tender offer. Copies of the offering documents may be obtained by calling the Information Agent at (212) 440-9800 (call collect) or 1-800-223-2064 (toll free).

     CORT, through its wholly owned subsidiary, CORT Furniture Rental Corporation, is the leading provider of rental furniture, accessories and related services in the "rent-to-rent" segment of the furniture industry.

     Wesco is a holding company engaged principally, through its subsidiaries, in the property and casualty insurance and the steel service center businesses. It is a publicly traded, 80.1% subsidiary of Berkshire Hathaway Inc. which is a holding company whose subsidiaries engage in a number of diverse businesses.

FOR FURTHER INFORMATION CONTACT:

Wesco Financial Corporation

      Marc D. Hamburg
      402-346-1400


CORT Business Services Corporation

     Mark Semer
     212-521-4800

                                                                  EXHIBIT (a)(8)

This announcement is neither an offer to purchase nor a solicitation of an offer to sell Shares (as defined below). The Offer (as defined below) is made solely by the Offer to Purchase, dated January 21, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal and is being made to all holders of Shares. The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction or any administrative or judicial action pursuant thereto.


                     Notice of Offer to Purchase for Cash

        All Outstanding Shares of Common Stock and Class B Common Stock

                                      of

                      CORT Business Services Corporation

                                      at

                               $28 Net Per Share


                                      by


                              C ACQUISITION CORP.


                         a wholly-owned subsidiary of


                         WESCO HOLDINGS MIDWEST, INC.


                  and an indirect wholly-owned subsidiary of


                          WESCO FINANCIAL CORPORATION


     C Acquisition Corp., a Delaware corporation (the "Purchaser"), a wholly-owned subsidiary of Wesco Holdings Midwest, Inc., a Nebraska corporation ("Parent"), and an indirect wholly-owned subsidiary of Wesco Financial Corporation, a Delaware corporation, is offering to purchase all of the issued and outstanding shares (the "Shares") of Common Stock, par value $.01 per share, and Class B Common Stock, par value $.01 per share (together, the "Common Stock"), of CORT Business Services Corporation, a Delaware corporation (the "Company"), for $28 per Share, net to the seller in cash (the "Offer Price), upon the terms and subject to the conditions set forth in the

Offer to Purchase and in the related Letter of Transmittal (which, as amended and supplemented from time to time, together constitute the "Offer"). Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the tender of Shares pursuant to the Offer. Purchaser is offering to acquire all Shares as a first step in acquiring the entire equity interest in the Company. Following consummation of the Offer, Parent and Purchaser intend to effect the merger described below.

--------------------------------------------------------------------------------
  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
      TIME, ON THURSDAY, FEBRUARY 17, 2000, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

     The Offer is being made pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 14, 2000, by and among the Company, Wesco Financial Corporation, Parent and Purchaser, pursuant to which, as soon as practicable after the completion of the Offer and satisfaction or waiver of all conditions to the Merger (as defined below), Purchaser will be merged with and into the Company and the separate corporate existence of Purchaser will thereupon cease. The merger, as effected pursuant to the immediately preceding sentence, is referred to herein as the "Merger." At the effective time of the Merger (the "Effective Time"), each share of Common Stock then outstanding (other than Shares owned by Parent, Purchaser or any other wholly-owned subsidiary of Parent, the Company or any of its subsidiaries and other than Shares held by stockholders who have properly exercised dissenters' rights in accordance with Delaware law) will be canceled and extinguished and converted into the right to receive the Offer Price in cash, payable to the holder thereof, without interest.

     Simultaneously with entering into the Merger Agreement, Parent and Purchaser also entered into (i) a Stockholder Agreement with Citicorp Venture Capital Ltd. ("CVC"), pursuant to which CVC (a) agreed to tender all Shares owned by it (the "CVC Shares," which equal approximately 44% of the outstanding Shares) in the Offer and (b) granted Parent and Purchaser an option, exercisable under certain circumstances, to purchase all Shares owned by it at the price per share paid in the Offer, and (ii) a Voting Agreement with the trustee of the voting trust into which CVC has deposited the CVC Shares, pursuant to which such trustee has agreed to vote the CVC Shares in favor of the Merger Agreement and the Merger and against any Takeover Proposal (as defined in the Merger Agreement).

     The Board of Directors of the Company has unanimously determined that each of the Offer and the Merger is fair to and in the best interests of the Company and its stockholders, has unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, and unanimously recommends that the stockholders accept the Offer and tender all of their Shares pursuant thereto.

     The Offer is conditioned upon, among other things, there being validly tendered, and not withdrawn prior to the Expiration Date (as defined herein), that number of shares of Common Stock which (together with any Shares owned by Parent, Purchaser or their affiliates) constitutes a majority of the shares of Common Stock outstanding on a fully diluted basis on the date Shares are accepted for payment. Purchaser and Parent, may waive this condition. Purchaser will not be required to accept for payment or pay for any tendered Shares until the expiration or termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Offer is also subject to other terms and conditions described in Section 14 of the Offer to Purchase. As used herein "fully diluted basis" means the number of Shares outstanding, together with the number of Shares which the Company may be required to issue pursuant to outstanding stock options.

     SunTrust Equitable Securities Corporation, the Company's financial advisor ("SunTrust"), has delivered to the Company its written opinion, dated January 14, 2000, to the effect that, as of such date, the consideration to be received by the Company's stockholders in the Offer and the Merger is fair, from a financial point of view, to such stockholders. A copy of the written opinion of SunTrust is contained in the Company's Solicitation/Recommendation Statement on
Schedule 14d-9 filed with the Securities and Exchange Commission in connection with the Offer, a copy of which is being furnished to the Company's stockholders concurrently with the Offer to Purchase.

     For purposes of the Offer, Purchaser will be deemed to have accepted for payment, and thereby purchased, Shares validly tendered and not withdrawn if, as and when Purchaser gives oral or written notice to American Stock Transfer & Trust Company (the "Depositary") of Purchaser's acceptance for payment of such Shares pursuant to the Offer. Payment for Shares accepted for payment pursuant to the Offer will be made by deposit of the purchase price therefor with the Depositary, which will act as agent for the tendering stockholders for the purposes of receiving payments from Purchaser and transmitting such payments to the tendering stockholders whose Shares have been accepted for payment. In all cases, payment for Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (a) certificates for (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase), if available, with respect to) such Shares, (b) a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase)), and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering Stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to the Shares are actually received by the Depositary. Under no circumstances will interest be paid on the purchase price to be paid by Purchaser for the tendered Shares, regardless of any extension of the Offer or any delay in making such payment. Except as otherwise provided in the Offer to Purchase, tenders of Shares are irrevocable. Shares tendered pursuant to the Offer may be withdrawn pursuant to the procedures set forth below at any time prior to the Expiration Date (as defined in the Offer to Purchase) and, unless theretofore accepted for payment and paid for by Purchaser pursuant to the Offer, may also be withdrawn at any time after March 20, 2000, as described in Section 4 of the Offer to Purchase.

     For a withdrawal to be effective, a written, telegraphic or facsimile transmission notice of withdrawal must be timely received by the Depositary at one of its addresses set forth on the back cover of the Offer to Purchase. Any such notice of withdrawal must specify the name of the person who tendered the Shares to be withdrawn, the number of Shares to be withdrawn and the name of the registered holder of such Shares, if different from that of the person who tendered such Shares. If Certificates evidencing Shares to be withdrawn have been delivered or otherwise identified to the Depositary, then, prior to the physical release of such Certificates, the serial numbers shown on the particular Certificates to be withdrawn must be submitted to the Depositary, and the signature(s) on the notice of withdrawal must be guaranteed by an Eligible Institution (as defined in Section 3 of the Offer to Purchase), unless such Shares have been tendered for the account of an Eligible Institution. If Shares have been tendered pursuant to the procedures for book-entry tender as set forth in Section 3 of the Offer to Purchase, any notice of withdrawal must also specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Shares. Any Shares properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the Offer. However, withdrawn Shares may be re-tendered at any time prior to the Expiration Date by following one of the procedures described in Section 3 of the Offer to Purchase

     The term "Expiration Date" means 12:00 Midnight, New York City time, on February 17, 2000, unless and until Purchaser, in accordance with the terms of the Merger Agreement, extends the period for which the Offer is open, in which event the term "Expiration Date" will mean the latest time and date on which the Offer, as so extended, expires.

     All questions as to the form and validity (including, without limitation, time of receipt) of notices of withdrawal will be determined by Purchaser, in its sole discretion, whose determination shall be final and binding. None of Parent, Purchaser, the Depositary, Georgeson Shareholder Communications Inc. (the "Information Agent"), or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give such notification.

     Purchaser expressly reserves the right, in its sole discretion (but subject to the terms and conditions of the Merger Agreement), at any time and from time to time, to extend for any reason the period of time during which the Offer is open and to delay acceptance for payment of, and payment for, any Shares, including as a result of the occurrence of any of the events specified in
Section 14 of the Offer to Purchase, by giving oral or written notice of such extension to the Depositary and by making a public announcement of such extension by no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. During any such extension, all Shares previously tendered and not withdrawn will remain subject to the Offer, subject to the right of a tendering stockholder to withdraw such stockholder's Shares.

     The information required to be disclosed by paragraph (e)(1)(vii) of Rule 14d-6 under the Securities Exchange Act of 1934, as amended, is contained in the Offer to Purchase and is incorporated herein by reference.

     The Company has provided Purchaser with the Company stockholder list and security position listings for the purpose of disseminating the Offer to holders of Shares. The Offer to Purchase, the related Letter of Transmittal and other relevant documents will be mailed to record holders of Shares whose names appear on the Company stockholder list and will be furnished for subsequent transmittal to beneficial owners of Shares, to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear on the stockholder list or, if applicable, who are listed as participants in a clearing agency's security position listing.

     The Offer to Purchase and the related Letter of Transmittal contain important information which should be read carefully before any decision is made with respect to the Offer.

     Questions and requests for assistance or additional copies of the Offer to Purchase, Letter of Transmittal and any other tender offer documents may be directed to the Information Agent at its telephone number and location listed below, and copies will be furnished at Purchaser's expense. Purchaser will not pay fees to any broker or dealer or other person (other than the Information Agent) for soliciting tenders of Shares pursuant to the Offer.

                    The Information Agent for the Offer is:

                   Georgeson Shareholder Communications Inc.
                          17 State Street, 10th Floor

                           New York, New York 10004


                 Banks and Broker Call Collect: (212) 440-9800
                    All Others Call Toll-Free (800) 223-2064


January 21, 2000

                                                                  EXHIBIT (a)(9)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer.--Social security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

---------------------------------------------
                             Give the
For this type of account:    SOCIAL SECURITY
                             number of--
---------------------------------------------
 1. An individual's account  The individual

 2. Two or more individuals  The actual owner
    (joint account)          of the account
                             or, if combined
                             funds, the first
                             individual on
                             the account(1)
 3. Husband and wife (joint  The actual owner
    account)                 of the account
                             or, if joint
                             funds, the first
                             individual on
                             the account(1)

 4. Custodian account of a   The minor(2)
    minor (Uniform Gift to
    Minors Act)

 5. Adult and minor (joint   The adult or, if
    account)                 the minor is the
                             only contributor, the
                             minor(1)

 6. Account in the name of   The ward, minor,
    guardian or committee    or incompetent
    for a designated ward,   person(3)
    minor, or incompetent
    person

 7. a. The usual revocable   The grantor-
       savings trust         trustee(1)
       account (grantor is
       also trustee)

    b. So-called trust       The actual
       account that is not   owner(1)
       a legal or valid
       trust under State
       law

 8. Sole proprietorship      The owner(4)
    account
---------------------------------------------

---------------------------------------------
                             Give the EMPLOYER
For this type of account:    IDENTIFICATION
                             number of--
---------------------------------------------
 9. A valid trust, estate,   The legal entity
    or pension trust         (Do not furnish
                             the identifying
                             number of the
                             personal
                             representative
                             or trustee
                             unless the legal
                             entity itself is
                             not designated
                             in the account
                             title.)(5)

10. Corporate account        The corporation

11. Religious, charitable,   The organization
    or educational
    organization account

12. Partnership account      The partnership
    held in the name of
    the business

13. Association, club, or    The organization
    other tax-exempt
    organization

14. A broker or registered   The broker or
    nominee                  nominee

15. Account with the         The public
    Department of            entity
    Agriculture in the
    name of a public
    entity (such as a
    State or local
    government, school
    district, or prison)
    that receives
    agricultural program
    payments
---------------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust.

Note:If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER OF SUBSTITUTE FORM W-9
                                    Page 2
Obtaining a Number
If you don't have a taxpayer identification number ("TIN") or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, or Form W-7 for Individual Taxpayer Identification Number (for alien individuals required to file U.S. tax returns), at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding
Payees specifically exempted from backup withholding on all dividend and interest payments and on broker transactions include the following:

 . A corporation.
 . A financial institution.
 . An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodian account under Section 403(b)(7).
 . The United States or any agency or instrumentality thereof.
 . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
 . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
 . An international organization or any agency, or instrumentality thereof.
 . A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
 . A real estate investment trust.
 . A common trust fund operated by a bank under section 584(a).
 . An entity registered at all times under the Investment Company Act of 1940. . A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding including the following:

 . Payments to nonresident aliens subject to withholding under section 1441.
 . Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
 . Payments of patronage dividends where the amount received is not paid in money.
 . Payments made by certain foreign organizations.
 . Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

 . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
 . Payments of tax-exempt interest (including the exempt-interest dividends under section 852).
 . Payments described in section 6049(b)(5) to nonresident aliens.
 . Payments on tax-free covenant bonds under section 1451.
 . Payments made by certain foreign organizations.
 . Payments described in section 6049(b)(6) to nonresident aliens.
 . Payments of tax-exempt interest (including the exempt-interest dividends under section 859).
 . Payments described in section 6049(b)(7) to resident aliens.
 . Payments on tax-free covenant bonds under section 1466.
 . Payments made to a nominee.
Exempt payees described above should file the Substitute Form W-9 to avoid possible erroneous backup withholding. Complete the Substitute Form W-9 as follows:

ENTER YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ACROSS THE FACE OF THE FORM, SIGN, DATE, AND RETURN THE FORM TO THE PAYER.

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup with-holding. For details, see the sections 6041, 6041A(a), 6042, 6044, 6045, 6049,
6050A and 6050N and the regulations thereunder.

Privacy Act Notice.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes and to help verify the accuracy of tax reforms. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties
(1) Penalty for Failure to Furnish Taxpayer Identification Number.--If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Penalty for False Information With Respect to Withholding.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) Criminal Penalty for Falsifying Information.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
(4) Misuse of Taxpayer Identification Numbers.--If the payer discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.